UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

MVB Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2016

To the Shareholders:

The Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”) will be held at the MVB Bank office, 400 Washington Street, East, Charleston, WV 25301, at 10:00 a.m. on May 17, 2016.  This meeting is for the purposes of considering and voting upon proposals:

1.	To elect two directors for a three-year term.

2.	To approve a non-binding advisory proposal on the compensation of the Named Executive Officers.

3.	To act upon a proposal to approve the 2016 Annual Executive Performance Incentive Plan for the executive officers of MVB.

4.	To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the fiscal year ending December 31, 2016.

5.	Any other business which may properly be brought before the meeting or any adjournment thereof.

Only those shareholders of record at the close of business on March 28, 2016, shall be entitled to notice of the meeting and to vote at the meeting.  A list of stockholders entitled to vote at the Annual Meeting is available for inspection at our principal executive office at 301 Virginia Avenue, Fairmont, WV 26554. The approximate date on which this Proxy Statement and form of proxy are first sent or given to security holders is April 12, 2016.

By Order of the Board of Directors,

Larry F. Mazza
President and Chief Executive Officer

Please sign and return the enclosed proxy in the enclosed self-addressed, postage-paid envelope as promptly as possible, whether or not you plan to attend the meeting in person.  If you do attend the meeting, you may vote your shares in person, even though you have previously signed and returned your proxy.

April 12, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 17, 2016—THE NOTICE OF MEETING, THE PROXY STATEMENT, THE PROXY CARD AND THE ANNUAL REPORT FOR THE YEAR ENDED DECEMBER 31, 2015, ARE AVAILABLE AT http://www.mvbbanking.com/2016shareholders.  DIRECTIONS TO THE ANNUAL MEETING WHERE YOU MAY VOTE IN PERSON CAN BE FOUND ON http://www.mvbbanking.com/2016shareholders.

MVB FINANCIAL CORP.

301 VIRGINIA AVENUE

FAIRMONT, WEST VIRGINIA 26554-2777

(304) 363-4800

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2016

This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders of MVB Financial Corp. (“MVB”, or the “Company”) to be held on May 17, 2016, at the time and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

Solicitation of Proxies

The solicitation of proxies is made by the Board of Directors of MVB.  These proxies enable shareholders to vote on all matters that are scheduled to come before the meeting.  If the enclosed proxy is signed and returned, it will be voted as directed; or if not directed, the proxy will be voted “FOR” all of the proposals to be submitted to the vote of shareholders described in the Notice of Annual Meeting and this Proxy Statement.  Other than the matters listed in the Notice of Annual Meeting of Shareholders, the Board knows of no additional matters that will be presented for consideration at the Annual Meeting.

A shareholder executing the proxy may revoke it at any time before it is voted:

(a)          by notifying MVB representatives Larry F. Mazza or Lisa J. McCormick in person;

(b)          by giving written notice to MVB.  The revocation should be delivered to Lisa J. McCormick, Corporate Secretary, 301 Virginia Avenue, Fairmont, WV  26554;

(c)          by submitting to MVB a subsequently dated proxy; or

(d)          by attending the meeting and withdrawing the proxy before it is voted at the meeting.

The expenses of the solicitation of proxies will be paid by MVB.  In addition to this solicitation by mail, directors, officers and employees of MVB or one or more of its subsidiaries – MVB Bank, Inc. (“MVB Bank”), Potomac Mortgage Group, Inc., which does business as MVB Mortgage (“MVB Mortgage”), and MVB Insurance, LLC (“MVB Insurance”) – may solicit proxies personally or by telephone, although no person will be specifically engaged for that purpose.

Eligibility of Stock for Voting Purposes

Pursuant to the Bylaws of MVB, the Board of Directors has fixed March 28, 2016, as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof, and only shareholders of record at the close of business on that date are entitled to such notice and to vote at such meeting or any adjournment thereof.

Each share of MVB common stock has one vote on each matter.  As of the Record Date, there were  8,062,795 shares of MVB common stock issued and outstanding, held by approximately 1,157 holders of record.  In addition to shareholders of record of MVB’s common stock, beneficial owners of shares held in street name as of the Record Date can vote.  There are 20 million shares of common stock authorized.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The ratification of the appointment of Dixon Hughes Goodman, LLP as MVB’s independent registered accounting firm for 2016 (Proposal No. 4) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal No. 4.

Each of the other proposals, including the election of directors (Proposal No. 1), the proposal to approve a non-binding advisory proposal on the compensation of the Named Executive Officers, (Proposal No. 2) and the proposal to approve the 2016 Annual Executive Performance Incentive Plan for the executive officers of MVB (Proposal No. 3) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with Proposals No. 1 through No. 3.

The principal holders of MVB Common Stock are discussed under the section of this Proxy Statement entitled, “Principal Holders of Voting Securities.”

Quorum Requirement

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.  If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.  Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present.

Voting Requirements

Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal.   Approval of nominees is by plurality and approval of other proposals is by affirmative vote of the majority of shares present in person or by proxy and entitled to vote.  An affirmative vote of at least a majority of shares necessary to constitute a quorum is also required.

Broker non-votes and abstentions have no impact on approval of directors as directors are elected by a plurality of votes cast.  Proposal Nos. 2, 3 and 4 require an affirmative vote of the majority of shares present in person or by proxy and, therefore, an abstention is generally the same as an “AGAINST” vote. A broker non-vote will not be treated as entitled to vote for approval of Proposal Nos. 2, 3 and 4 and, therefore, will generally have no impact on such proposals. In order to minimize the number of broker non-votes, MVB encourages you to provide voting instructions on each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice and the voting instruction form.

PURPOSES OF MEETING

1.ELECTION OF DIRECTORS

General

The Bylaws of MVB currently provide for a Board of Directors composed of five to 25 members to be elected annually.  The Board has set 12 as the number of directors of MVB for the upcoming year.  This is two less than the number that was established in 2015.

Directors are elected by a plurality of the votes cast.  Therefore, a vote withheld may not affect the outcome of the election.  As required by West Virginia law, each share is entitled to one vote per nominee, unless a shareholder requests cumulative voting for directors at least 48 hours before the meeting.  If a shareholder properly requests cumulative voting for directors, then each MVB shareholder will have the right to vote the number of shares owned by that shareholder for as many persons as there are directors to be elected, or to cumulate such shares and give one candidate a number of votes equal to the number of directors multiplied by the number of shares owned, or to distribute them on the same principle among as many candidates as the shareholder sees fit.  If any shares are voted cumulatively for the election of directors, the proxies, unless otherwise directed, shall have full discretion and authority to cumulate their votes and vote for less than all such nominees.  For all other purposes, each share is entitled to one vote.

Management Nominees to the Board of MVB

The Articles of Incorporation provide for staggered terms for directors.  The two individuals identified below represent management nominees to the Board of Directors.  Both will be elected for a three-year term.  Following the election of the two nominees, MVB will have three classes of directors.  One class of directors will consist of two board members, one will consist of four board members, while the third class will include six board members.

Directors	Age as of March 28, 2016	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years

H. Edward Dean, III	47	2012	2019

President & CEO – Potomac Mortgage Group, Inc. (dba MVB Mortgage), a wholly owned subsidiary of MVB Bank (acquired December 2012); Former President & CEO – Potomac Mortgage Group, LLC, Former President & CEO – George Mason Mortgage, LLC

J. Christopher Pallotta	66	1999	2019	Director – Bond Insurance Agency

Director Nominee Business Experience

H. Edward Dean, III – MVB Director.  Mr. Dean is President & CEO of Potomac Mortgage Group, Inc. (dba MVB Mortgage), a wholly owned subsidiary of MVB Bank (acquired December 2012).  He is a graduate of West Virginia University with a B.S. Degree in Accounting and pursued advanced degree work at West Virginia Wesleyan College. Mr. Dean was nominated because of his extensive knowledge of the mortgage loan industry and his position as President and CEO of Potomac Mortgage Group, Inc.

J. Christopher Pallotta – MVB Founding Director.  Mr. Pallotta is a graduate of Fairmont State University with a B.S. in Business Administration.  He has been involved in the insurance and related securities business in North Central West Virginia market area for over 40 years.  He is also the owner of other small businesses in the MVB market area.  He is a life-long resident of North Central West Virginia and is active in community organizations.  Mr. Pallotta was nominated because, as a founding director of MVB, he has extensive knowledge of MVB, its operations and market area as well as for his experience and expertise in the areas of insurance and securities.

Management and Directors:

In addition to the nominees, the following are the remaining directors and the executive officers of MVB.

Directors	Age as of March 28, 2016	Director and/or Officer Since	Term Expires	Principal Occupation During the Last Five Years

David B. Alvarez	52	2013	2018	President of Energy Transportation, LLC

Stephen R. Brooks	67	1999	2017	Member & Attorney – Flaherty Sensabaugh Bonasso PLLC (a law firm)

James J. Cava, Jr.	50	2013	2017	Managing Member – Cava & Banko, PLLC, Certified Public Accountants

Dr. Joseph P. Cincinnati	51	2009	2018	Orthopedic Surgeon

John W. Ebert	56	2013	2018	President – J.W. Ebert Corporation, a McDonald’s Restaurant franchise

Gayle C. Manchin	68	2013	2017	Retired President – WV Board of Education; Former First Lady of West Virginia (2005-2010)

Larry F. Mazza*	55	2005	2017	President & Chief Executive Officer – MVB and Chief Executive Officer– MVB Bank; Former Chief Executive Officer-MVB Harrison, Inc.

Dr. Kelly R. Nelson	56	2005	2018	Physician

Nitesh S. Patel	52	1999	2017	Business Consultant; Former President & Chief Executive Officer-D.N. American, Inc. (software development company)

Jimmy D. Staton	55	2013	2017	Executive Vice President, Venture Global LNG; Former Executive Vice President & Group CEO for NiSource Gas Transmission & Storage

* Mr. Mazza is also a member of the Board of Directors of PDC Energy, Inc.

Executive Officers of MVB Financial Corp. (Non-Nominees):

Executive Officer	Age as of March 28, 2016	Officer Since	Title During the Last Five Years

Donald T. Robinson	41	2011	Executive Vice President & Chief Financial Officer; Former Chief Operating Officer –MVB and President – MVB Bank; Former North Regional President – MVB

There are no family relationships among the directors, director nominees or executive officers of MVB or the Bank.

Other than previously disclosed, no MVB Board member has been a member of the board of another public company during the past five years.

The Board of Directors of MVB met 22 times, and the Board of Directors of MVB Bank met 18 times during 2015.  All directors attended 75% or more of the meetings held by the Board of Directors and committees thereof of which the director is a member, except for Director Patel, who attended 73%.

In order to meet their responsibilities, directors are expected to attend board and committee meetings as well as the annual meeting of shareholders.  All directors attended the 2015 Annual Meeting of Shareholders, except for Directors Dean and Manchin.

Leadership Structure of the Board

The Board Chair, Vice Chair and President/Chief Executive Officer (CEO) are three separate people.  Throughout MVB’s history, this has been the leadership model.  The President/CEO is responsible for the day-to-day operations and performance of MVB.  The Chair and Vice Chair are involved in management of meetings and matters of governance and corporate oversight.  The Chair and Vice Chair also focus on monitoring the effectiveness of the President/CEO in implementing MVB’s corporate strategy and ensuring that the Directors receive sufficient information, on a timely basis, to provide proper risk oversight.

A Governance Committee was established by MVB in December 2009.  The Governance Committee’s responsibilities are defined in its Charter.  The Committee, among many things, reviews the committees of the Board and membership thereof, evaluates compliance with the Director Education Policy, evaluates the current Board areas of expertise and monitors such to determine if an adjustment of Board membership is necessary.  The Governance Committee will also provide oversight on issues relating to the governance and operations of MVB.

The committee structure of MVB is such that the committees are responsible for and review the areas of greatest risk to MVB.  Each is chaired by an independent director.  MVB staff members are responsible to the Chairs of the committees for requested information necessary for proper committee functioning.  Following on organizational enhancements made to manage enterprise risk, in January 2015, the Board of MVB created an Enterprise Risk Committee as a committee of the MVB Board of Directors, with a mandate to review the activities of the MVB Management Risk Committee.  MVB risk management functions: ensure that the MVB Board of Directors is well-versed on risk issues and has the opportunity to question and provide guidance on day-to-day and long-term MVB risk management activities; and work in coordination with other MVB Board of Directors committees and subcommittees that engage in risk management functions to ensure that there is comprehensive, coordinated enterprise risk management for MVB, among other functions.

Committees of the Board

MVB has a number of standing committees as described below.

Executive Committee.   Composed of David B. Alvarez, Stephen R. Brooks – Chair, James J. Cava, Jr., John W. Ebert, Larry F. Mazza, Dr. Kelly R. Nelson, Nitesh S. Patel and Jimmy D. Staton.  The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by: (1) providing Board presence and continuity between meetings of the Board; and (2) providing quick response capability in the event of emergencies or for relatively routine items requiring Board action.  The Committee, between meetings of the Board, exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that a special meeting of the full Board is not deemed necessary or possible.  The Committee reports the results from these meetings to the Board of Directors.  The Committee met 12 times in 2015.

Audit Committee.  Composed of James J. Cava, Jr. - Chair, John W. Ebert, Gayle C. Manchin, Dr. Kelly R. Nelson and Jimmy D. Staton.  The purpose is to review the results of the internal and external audits, review Reports of Examination from regulatory authorities and discuss the financial statements with management and external auditors and to report such to the Board of Directors.

The Audit Committee of MVB has not designated an individual who is considered to be an audit committee financial expert.  This is true for the entire Board of Directors as well, because no one has been identified as meeting the guidelines set forth by Section 407 of the Sarbanes-Oxley Act of 2002, for an audit committee financial expert.  In the small community market area of MVB, individuals meeting the required credentials under the Act are very rare.  All members of the Board of Directors are successful business owners or organization leaders and have knowledge of the requirements to run such a successful business.  The directors of MVB, including those who are members of the Audit Committee, believe that having separate internal and external audits and regulatory examinations assist in ensuring proper supervision, evaluation and reporting of MVB activities.

The Audit Committee met eight times in 2015.  The Committee meets with representatives of Brown Edwards & Co., LLP, who are responsible for the internal audit function of MVB and Dixon Hughes Goodman, LLP, who are responsible for the annual certified audit, as well as with the members of the regulatory authorities upon completion of their examinations of MVB Bank or MVB.  During these meetings, the active management of MVB Bank or MVB, including CEO Mazza and CFO Robinson, may be asked to leave the room to provide comfort of questioners and responders.

In the opinion of MVB’s Board of Directors, none of the Board of Directors, except for Directors Dean and Mazza, has a relationship with MVB that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors.  None of them are or have for the past three years been employees of MVB, except for Directors Dean and Mazza and none of their immediate family members are or have for the past three years been executive officers of MVB or MVB Bank.  In the opinion of MVB and its Board of Directors, the entire Board of Directors, except for Directors Dean and Mazza are “independent directors,” as that term is defined in Rule 4200(a) (15) of the Nasdaq Marketplace Rules.  The Board of Directors of MVB has adopted a written charter for the Audit Committee.  A copy of the Charter of the Audit Committee is attached as Exhibit A to this Proxy Statement.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2015, with management.  The Audit Committee has also discussed the audited financial statements with Dixon Hughes Goodman, LLP, MVB’s independent accountants, as well as the matters required to be discussed by AU Section 380 (Communication with Audit Committees).  The Audit Committee has received the written disclosures and the letter from Dixon Hughes Goodman, LLP, required by Public Company Accounting Oversight Board Rule 3526 regarding the independent accountant’s communications and has discussed with Dixon Hughes Goodman, LLP, the independent accountants’ independence.  Based on this, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in MVB’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

James J. Cava, Jr., Chair

John W. Ebert

Gayle C. Manchin

Dr. Kelly R. Nelson

Jimmy D. Staton

This report shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless MVB specifically incorporates this report by reference.  It will not otherwise be filed under such Acts.

Finance Committee.  Composed of David B. Alvarez, James J. Cava, Jr., John W. Ebert – Chair and Jimmy D. Staton.  The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB Financial and its subsidiaries by providing oversight and guidance regarding finance, budget, and facilities matters and to make recommendations, as appropriate and warranted. The Committee reports the results from these meetings to the Board of Directors.  The Committee is a consolidation of the former MVB Budget Committee and the former MVB Facilities Planning Committee.  The Finance Committee met ten times in 2015.

Enterprise Risk Committee.   Composed of David B. Alvarez, Stephen R. Brooks, James J. Cava, Jr., John W. Ebert, Larry F. Mazza, Dr. Kelly R. Nelson, J. Christopher Pallotta, Nitesh S. Patel – Chair, and Jimmy D. Staton.  The purpose of the Committee is to complete work related to enterprise risk and to direct the activities of the Management Risk Committee and the Chief Risk Officer.  As noted, this Committee was developed to supplement the work of an existing management risk committee.  This Committee met eleven times in 2015.

Governance Committee.  Composed of Stephen R. Brooks, John W. Ebert, Gayle C. Manchin, Dr. Kelly R. Nelson- Chair, and Nitesh S. Patel.  CEO Mazza is an ex-officio member of this Committee.  The purpose of the Committee is to help assure that MVB fulfills the responsibilities for effective board governance of MVB and its subsidiaries by: (1) helping MVB to create and maintain an appropriate board and committee structure; (2) assessing the skills, experience, and backgrounds necessary to effectively staff MVB boards and committees; (3) overseeing the development and updating of governance and ethics policies for MVB; (4) leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members; and (5) monitoring of the implementation of MVB governance policies and practices. The Committee reports the results from these meetings to the Board of Directors.  The Committee met four times in 2015.

The Board of Directors has not established a formal nominating committee as the Governance Committee serves in this capacity.  The Board of Directors of MVB does not maintain a separate nominating committee, nor does it have a nominating committee charter, because the Board of Directors is relatively small and vacancies are rare.

The Board of Directors believes that candidates for director should have certain minimum qualifications, including:

•	Directors should be of the highest ethical character.
•	Directors should have excellent personal and professional reputations in MVB’s market area.
•	Directors should be accomplished in their professions or careers.
•	Directors should be able to read and understand financial statements and either have knowledge of, or the ability and willingness to learn, financial institution law.
•	Directors should have relevant experience and expertise to evaluate financial data and provide direction and advice to the chief executive officer and the ability to exercise sound business judgment.
•	Directors must be willing and able to expend the time to attend meetings of the Board of Directors of MVB and to serve on Board committees.
•

The Board of Directors will consider whether a nominee is independent, as legally defined.  In addition, directors should avoid the appearance of any conflict and should be independent of any particular constituency and be able to serve all shareholders of MVB.

•

Directors must be acceptable to MVB’s and the Bank’s regulatory agencies, including the Federal Reserve Board, the Federal Deposit Insurance Corporation and the West Virginia Division of Financial Institutions and must not be under any legal disability which prevents them from serving on the Board of Directors or participating in the affairs of a financial institution.

•	Directors must own or acquire sufficient capital stock to satisfy the requirements of West Virginia law, the Bylaws of MVB and share ownership guidelines as established by MVB.
•	Directors must be at least 21 years of age.

The Board of Directors of MVB reserves the right to modify these minimum qualifications from time to time, except where the qualifications are required by the laws relating to financial institutions.

The Board of Directors does not maintain a formal diversity policy with respect to the identification or selection of directors for nomination to the Board of Directors.  Diversity is just one of many factors the Governance Committee considers in the identification and selection of director nominees.  We define diversity broadly to include differences in race, gender, ethnicity, age, viewpoint, professional experience, educational background, skills and other personal attributes that can foster board heterogeneity in order to encourage and maintain board effectiveness.  While diversity and variety of experiences and viewpoints represented on the board should always be considered, a director nominee should not be chosen nor excluded solely or largely because of race, color, gender, national origin or sexual orientation or identity.  In selecting a director nominee, the Governance Committee focuses on skills, expertise or background that would complement the existing board, recognizing that MVB’s businesses and operations are regional in nature.  Our directors are or have been residents of our primary markets – North Central West Virginia, Eastern West Virginia, or Northern Virginia.  Our directors come from diverse backgrounds including the financial, industrial, professional and retail areas and information technology.

The process of the Governance Committee for identifying and evaluating nominees is as follows:  In the case of incumbent directors whose terms are set to expire, the Governance Committee considers the directors’ overall service to MVB or MVB Bank during their term, including such factors as the number of meetings attended, the level of participation, quality of performance and any transactions between such directors and MVB and MVB Bank.  The Committee also reviews the payment history of loans, if any, made to such directors by MVB Bank to ensure that the directors are not chronically delinquent and in default.  The Committee considers whether any transactions between the directors and MVB Bank have been criticized by any banking regulatory agency or MVB Bank’s external auditors and whether corrective action, if required, has been taken and was sufficient.  The Committee also confirms that such directors remain eligible to serve on the Board of Directors of a financial institution under federal and state law.  For new director candidates, the Committee uses its network of contacts in MVB’s market area to compile a list of potential candidates.  The Committee then meets to discuss each candidate and whether he or she meets the criteria set forth above.  The Committee then discusses each candidate’s qualifications and chooses a candidate by majority vote.

The Board of Directors will consider director candidates recommended by stockholders for nomination by the Governance Committee, provided that the recommendations are received at least 120 days before the next annual meeting of shareholders.  In addition, the procedures set forth below must be followed by stockholders for submitting nominations for director to the shareholders.  The Board of Directors does not intend to alter the manner in which it evaluates candidates, regardless of whether or not the candidate was recommended or nominated by a shareholder.

MVB’s Bylaws provide that nominations for election to the Board of Directors must be made by a shareholder in writing delivered or mailed to the president not less than 14 days nor more than 50 days prior to the meeting called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, the nominations must be mailed or delivered to the president not later than the close of business on the seventh day following the day on which the notice of meeting was mailed.  The notice of nomination must contain the following information, to the extent known:

•	Name and address of proposed nominee(s);
•	Principal occupation of nominee(s);
•	Total shares to be voted for each nominee;
•	Name and address of notifying shareholder; and
•	Number of shares owned by notifying shareholder.

Nominations not made in accordance with these requirements may be disregarded by the chairman of the meeting and in such case the votes cast for each such nominee will likewise be disregarded.  All nominees for election at the meeting are incumbent directors or directors of MVB subsidiaries and are included as nominees in this Proxy Statement.  No shareholder recommendations or nominations have been made for election at the 2016 Annual Meeting. A copy of the Charter of the Governance Committee is attached as Exhibit B to this Proxy Statement.

Human Resources & Compensation Committee.  Composed of Stephen R. Brooks, James J. Cava, Jr., Dr. Kelly R. Nelson and Jimmy D. Staton - Chair.  The purpose of this Committee is to address issues related to staffing, compensation and related policy matters.  This Committee also is responsible for administration of the Amended 2013 MVB Financial Corp. 2015 Stock Incentive Plan.  CEO Mazza is an ex-officio member of this Committee and makes suggestions, which the Committee evaluates and, if considered appropriate, acts on.  Mr. Mazza makes no recommendations nor participates in any portion of the meetings relating to his own compensation.  The Committee reports the results from these meetings to the Board of Directors.  The Committee met 14 times in 2015.

Compensation Committee Interlocks and Insider Participation

None of the members of our Human Resources and Compensation Committee are, or have been, an officer or employee of MVB. During 2015, no member of our Human Resources and Compensation Committee had any relationship with MVB requiring disclosure under Item 404 of Regulation S-K. None of our executive officers serves on a board of director or compensation committee of a company that has an executive officer serving on our Board or Human Resources and Compensation Committee.

Introduction

The following discussion and analysis explains MVB’s compensation program as it applies to the executive officers named in the Summary Compensation Table on page 16, who we refer collectively to as the “named executive officers.” Each of the named executive officers is compensated by one or more subsidiaries of MVB for services rendered as officers of the subsidiary of MVB, as well as for MVB itself.  This discussion and analysis should be read in conjunction with the Summary Compensation Table, its accompanying footnotes and the additional tables and narrative disclosure that follows the Summary Compensation Table.

Overall, the Board of Directors believes that MVB’s compensation program is effective in aligning the compensation of our executive officers with the long-term interests of our stockholders. Incentive compensation programs consist of a blend of annual performance and time based compensation, are structured to preclude excessive and unnecessary risk-taking, and utilize performance metrics established in advance based on an annual budget and business planning process. MVB’s incentive plans also contain caps or limits on the amounts that can be awarded.  Clawback policies are also imposed on all compensation awards, so that awards or payments are adjusted or recovered if the performance measures supporting such an award are subsequently restated or otherwise adjusted to levels which do not support the award or payment.

Compensation Objectives

MVB’s Human Resources & Compensation Committee has a philosophy on executive compensation.  This philosophy expresses MVB’s desire to become the employer of choice and to be viewed as a model of best practices for executive compensation.  Our compensation programs are designed to provide competitive compensation and benefits in order to promote the interests of MVB and its stockholders while enabling us to attract and retain top-quality executive talent. The primary objectives of the compensation policies for executive officers are to:

•	Attract and retain executive officers by offering a base salary that is competitive and by rewarding outstanding individual performance;

•	Promote and reward the achievement of short-term and long-term objectives set by the Board and management without encouraging unnecessary and excessive risk taking by our executive officers; and

•	Align the interests of executive officers with those of our stockholders by making incentive compensation an important aspect of our executive’s compensation.

The philosophy incorporates the following four fundamental principles in establishing executive compensation:  (i) MVB’s performance drives the plans, using both short and long-term goals, (ii) the compensation elements of MVB plans comply with appropriate regulations and sound compensation practices; all behavior must be consistent with MVB’s vision, mission and values; (iii) MVB’s executive officers’ salaries should be competitive with those of similar and larger market compensation structures and (iv) the profitability and success of the organization are the key drivers in determining compensation opportunity.  The Committee also considers the result of the most recent shareholder advisory vote on executive compensation.  At the 2015 Annual Meeting, 89% of shareholders of MVB voting at the meeting approved the compensation of the named executive officers.

Administration of the Executive Compensation Program

Human Resources & Compensation Committee Process.  The Human Resources and Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Committee met 14 times during calendar year 2015.  Mr. Staton, Chairman, works with our Chief Executive Officer and Vice President of Human Resources to establish the meeting agenda. The Committee typically meets with the Chief Executive Officer and, when appropriate, with legal counsel.  The Committee also conducts executive sessions without management when necessary.

The Committee annually reviews the Human Resources & Compensation Committee Charter and all incentive plans used throughout MVB in all business lines. In this review of the incentive plans, the Committee makes a determination of whether the plans, individually or collectively, encourage excessive risk taking, that each of the plans have reasonable limits and caps, and that the overall structure of the incentive plans is aligned with the interests of the stockholders. A copy of the Charter of the Human Resources & Compensation Committee was attached as Exhibit A to the 2015 Proxy Statement.

The Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Committee, as well as materials that the Committee has specifically requested. Depending on the agenda for the particular meeting, these materials may include:

•	Financial reports on year-to-date performance versus budget and compared to prior year performance;

•	Calculations and reports on levels of achievement of individual and corporate performance objectives;

•	Reports on MVB’s strategic objectives and budget for future periods;

•	Reports on MVB’s year over year performance and current year performance versus a peer group of companies;

•	Estimated grant date values of stock options (using the Black-Scholes valuation methodology);

•

Tally sheets setting forth the total compensation of the named executive officers, including base salary, cash incentives, equity awards and other compensation and any amounts payable to the executives upon voluntary or involuntary termination, early or normal retirement or following a change in control of MVB;

•

Information regarding compensation programs and compensation levels at study groups of companies identified by  Management or through statistical comparisons compiled by management using third party source information such as SNL Financial Executive Compensation Review; and

•	Publically available independent survey reports related to employee and board-compensation.

Profitability and Risk.  The Human Resources & Compensation Committee is responsible for establishing incentive plans for executive officers that achieve an appropriate balance between MVB’s results and risk.  The Committee recognizes that business in our industry inherently requires that MVB take on certain risks – in its lending activities, depository activities, investing activities as well as other facets of the organization.  Upon due consideration of these items, the Committee believes that MVB incentive plans are designed in such a way as to encourage executives to take only prudent levels of risk in the pursuit of strong performance on behalf of shareholders.  Furthermore, the Committee believes that MVB’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on its business or operations.

Use of Peer Groups.  MVB adopts the position that annual compensation for all executive officers should be targeted to be above the 50th percentile of companies in our peer group(s) and should provide bonuses based on performance metrics established at the discretion of the Human Resources and Compensation Committee.

In March 2015, the Committee engaged a compensation consultant, Pearl Meyer & Partners, LLC (“PM&P”), to review the competitive positioning of the executives’ compensation compared to external markets; provide a market-based framework or peer group for review; and propose potential changes to the current compensation structure for the 2016 fiscal year.   The Committee has determined that PM&P is independent and that there are no conflicts of interest with respect to their work.  PM&P did not perform any other services for MVB or any affiliate.  Total compensation paid to PM&P for the services described herein was less than $65,000.  The consulting firm examined base compensation, annual and long term incentive opportunities and future equity programs.

PM&P completed two analyses targeting banks with assets of at least $1.1 billion, “Smaller Asset Size” and at least $2.7 billion, “Larger Asset Size”.

The “Smaller Asset Size” peer group was comprised of the following 17 companies:

, I
C&F Financial Corporation	Premier Financial Bancorp., Inc.	Penns Woods Bancorp, Inc.
Middleburg Financial Corporation	Republic First Bancorp, Inc.	Codorus Valley Bancorp, Inc.
Orrstown Financial Services	National Bankshares, Inc.	Farmers National Banc Corp.
LCNB Corp.	Shore Bancshares, Inc.	ACNB Corporation
AmeriServ Financial, Inc.	Monarch Financial Holdings, Inc.	Access National Corporation
Peoples Bancorp of North Carolina, Inc.	Southern First Bancshares, Inc.

The “Larger Asset Size” peer group consisted of these organizations:

Cardinal Financial Corporation	MainSource Financial Group, Inc.	Fidelity Southern Corporation
Metro Bancorp, Inc.	TriState Capital Holdings, Inc.	Peoples Bancorp Corporation
Stock Yards Bancorp, Inc.	Independent Bank Corporation (MI)	Bryn Mawr Bank Corp.
Univest Corporation of PA

PM&P provided conclusions regarding the overall competitiveness and reasonableness of total compensation paid to executive officers. Actual total cash compensation for the Executive team was near the 75th percentile of the Smaller Asset Size reference group and the 50th percentile of the Larger Asset Size group.

PM&P recommended that MVB maintain all executive base salaries; keep the annual incentive as a “stretch” plan,

adding qualitative measures to reward key milestones; and once MVB is public, provide full-value equity awards such as time-based restricted stock or performance vesting awards.

MVB’s talent acquisition strategy focuses on attracting and retaining executives with the experience and skills necessary to grow the organization.  MVB executives have generally come from larger metropolitan areas and/or institutions that are significantly larger than the Company.  In executing talent strategy, it necessary to provide a base salary that exceeds the median of banks that are comparable to the Company’s current asset size.  Other elements of compensation are adjusted to recognize that base salaries are competitive.  For example, our executives only receive an incentive for performance that exceeds our budgeted net income.  PM&P concluded that the executive compensation of MVB is reasonable under the circumstances.

Management’s Role in the Compensation-Setting Process. Management plays a significant role in the compensation setting process. The most significant aspects of management’s role are:

•	Evaluating employee performance;
•	Establishing business performance targets and objectives for individual executives other than the named executive officers; and
•	Recommending salary levels and option awards.

The Chief Executive Officer also participates in Human Resources & Compensation Committee meetings at the Committee’s request to provide:

•	Background information regarding MVB’s strategic objectives;
•	Performance evaluations of senior management (other than the Chief Executive officer); and
•	Compensation recommendations on senior executive officers (other than himself).

Annual Evaluation. The Human Resources & Compensation Committee meets each year to evaluate the performance of the named executive officers, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.

The Human Resources & Compensation Committee’s process begins with establishing individual and corporate performance objectives by the second quarter of each calendar year. The Committee engages in an active dialogue with the Chief Executive Officer concerning strategic objectives and performance targets. The Committee also reviews the appropriateness of the financial measures used in incentive plans and the degree of difficulty in achieving specific performance targets. Corporate performance objectives typically are established on the basis of a targeted return on assets and return on equity, as well as growth in earnings per share and individual goals for particular business units within MVB.

The Human Resources and Compensation Committee also considered the most recent advisory vote on executive compensation, which overwhelmingly approved the compensation of our named executive officers, and whether such compensation continues to achieve the objective of appropriately rewarding our named executive officers. In light of the high level of approval that we received in 2015, we concluded that no significant changes to our compensation policies and practices were warranted

Components of Executive Compensation

The principal components of our executive compensation program are:

•	Base salary;
•	Annual cash incentive awards; and
•	Long-term incentives.

In addition to these principal components, our compensation program also includes employment contracts, change in control agreements, a bank owned life insurance program and other perquisites and benefits, each of which are discussed in this Compensation Discussion & Analysis with respect to the named executive officers.

Annual Compensation

MVB’s executive officers receive two forms of annual compensation: base salary and annual cash incentive awards. The levels of base salary and annual incentive awards for executive officers are established annually under a program intended to maintain parity with the competitive market for executives in comparable positions.

The annual compensation program is intended to target MVB performance, both in terms of the attainment of short-term and long-term goals, and to consider principally return on equity, growth in earnings per share, and return on assets.

Base Salary. Base salary is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, our Human Resources & Compensation Committee considers the executive’s qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive’s past performance, competitive salary practices at companies in the peer groups, internal pay equity and the tax deductibility of base salary.

See the Summary Compensation Table on page 16 for more information about the 2015 base salaries of MVB’s named executive officers.

Annual Cash Incentive Awards. Annual incentive awards, in the form of annual cash bonuses, are made eligible for our named executive officers under the Annual Executive Performance Incentive Plan, which is attached as Exhibit C, to this proxy statement.  The Human Resources & Compensation Committee approves awards, terms and conditions of each such award as well as the performance goals to be achieved in each calendar year by the participants.  The Committee believes that annual cash incentive awards for our executives, which are the variable and at-risk portion of annual compensation, should be generally targeted at a maximum of 100% of base salary for the Chief Executive Officer and a somewhat lesser percentage for our other executive officers.  (See “Approval of Annual Executive Performance Incentive Plan” on page 25 of this Proxy Statement for additional information about the Incentive Plan)

Eligibility for Annual Incentive Awards. In general, the following thresholds must be satisfied for an executive to be eligible to receive an annual incentive award: (i) the net income goal must be met and/or exceeded; (ii) the executive must receive a “meets or exceeds expectations” performance rating; (iii) the executive must complete a minimum of 40 hours of industry or job-specific education.

Performance Rating. The Chief Executive Officer annually rates the performance of each of our other named executive officers and assigns a performance rating to the executives based on the executive’s performance during the fiscal year. The Chair of the Human Resources & Compensation Committee evaluates the performance of our Chief Executive Officer and assesses his performance for the year.

Net Income Goal. MVB’s overall corporate goal is the net income goal for a given fiscal year. The Committee sets target performance measures based in part upon management’s confidential business plan and budget. The Human Resources & Compensation Committee sets the net income goal at a target level deemed appropriate based on the recommendation from the Chief Executive Officer, industry expectation, market opportunities, budget and other factors the Committee believes are relevant. For 2015, the Company met and exceeded the net income goal and thus the formula yielded an incentive award for each named executive, payable in 2016.  No incentive awards were paid in fiscal year 2015.  Larry Mazza, the Chief Executive Officer, waived participation in the Annual Cash Incentive Award Plan for 2015, so that additional funds would be available for other executive officers and employees of MVB.

Payment of Annual Incentive Awards. Annual incentive awards for each named executive officer are calculated by multiplying the weight assigned to a performance target by the target incentive award for the executive. The resulting product is then multiplied by the actual results achieved for that performance target. Management does this for each performance target, with the sum of all performance targets for a named executive officer generally being the annual incentive award for the executive and recommended to the Human Resources and Compensation Committee.

Long-Term Incentive Compensation

MVB’s Human Resources & Compensation Committee believes that long-term incentive compensation is an important component of our compensation program because it has the effect of retaining and motivating executives, aligning executives’ financial interests with the interests of stockholders, and rewarding the achievement of MVB’s long-term strategic goals.

The Board of Directors believes that the 2015 Stock Incentive Plan (previously approved as the Amended 2013 Stock Incentive Plan) benefits MVB by (i) assisting in recruiting and retaining the services of individuals with ability and initiative, (ii) providing greater incentive for directors and employees, and (iii) associating the interests of directors and employees with those of MVB and its shareholders through opportunities for increased stock ownership.

Stock options provide MVB’s executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share the appreciation of the value of the stock.  The Committee receives recommendations from the Chief Executive Officer for executives and provides overall expense calculations for such awards.

The Human Resources & Compensation Committee, consisting of outside directors, administers the 2015 Stock Incentive Plan. The Committee may delegate its authority to administer the 2015 Stock Incentive Plan to an officer of MVB. The Committee may not delegate its authority with respect to individuals who are subject to Section 16 of the Securities Exchange Act of 1934, however. As used in this summary, the term “Administrator” means the Human Resources & Compensation Committee and any delegate, as appropriate.

Employees and directors of MVB and its affiliates are eligible to participate in the 2015 Stock Incentive Plan. The Administrator may, from time to time, grant stock options to executive new hires, promotions, annual grants and director grants to eligible Participants.  Equity grants of 2,000 shares or greater must be reviewed and approved by both the CEO and the Administrator.  In 2015, with shareholder approval, restricted stock and restricted stock units were added to the 2015 Stock Incentive Plan.

Employees and directors of MVB and its affiliates are eligible to participate in the 2015 Stock Incentive Plan. The Administrator may, from time to time, grant stock options to executive new hires, promotions, annual grants and director grants to eligible Participants.  Equity grants of 2,000 – 9,999 shares must be reviewed and approved by both the CEO and the Administrator; participants receiving 10,000 shares or greater must have approval of the Board of Directors.

Options granted under the 2015 Stock Incentive Plan may be incentive stock options or nonqualified stock options. A stock option entitles the participant to purchase shares of Common Stock from MVB at the option price. The option price will be fixed by the Administrator at the time the option is granted, but in the case of an incentive stock option, the price cannot be less than the shares’ fair market value on the date of grant. The option price may be paid in cash, or, with the Administrator’s consent, with shares of Common Stock or a combination of cash and Common Stock.

Participants may also be awarded shares of Common Stock pursuant to a stock award. The Administrator, in its discretion, may prescribe that a participant’s right in a stock award shall be nontransferable or forfeitable or both unless certain conditions are satisfied. These conditions may include, for example, a requirement that the participant continue employment with MVB for a specified period or that MVB or the participant achieves stated objectives.

The 2015 Stock Incentive Plan provides that outstanding options will become exercisable and outstanding stock awards will be vested upon a change in control.

All awards made under the 2015 Stock Incentive Plan will be evidenced by written agreements between MVB and the participant. The Administrator will establish guidelines supplementing the provisions of the Incentive Plan to aid in the selection of Participants and to determine the amounts, timing, and other terms of awards.

A maximum of 2,200,000 shares of Common Stock (as amended to reflect the stock split in the form of a stock dividend approved by the shareholders of MVB in 2014), including shares subject to options issued under the predecessors to the 2015 Stock Incentive Plan, may be issued upon the exercise of options and stock awards. These limitations will be adjusted, as the Administrator determines is appropriate, in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization or other similar events. The terms of outstanding awards also may be adjusted by the Administrator to reflect such changes.

No option or stock award may be granted under the 2015 Stock Incentive Plan after May 20, 2023. The Board of Directors may, without further action by shareholders, terminate or suspend the 2015 Stock Incentive Plan in whole or in part. The Board of Directors also may amend the 2015 Stock Incentive Plan except that no amendment that increases the number of shares of Common Stock that may be issued under the 2015 Stock Incentive Plan or changes the class of individuals who may be selected to participate in the 2015 Stock Incentive Plan will become effective until it is approved by shareholders.

Perquisites and Other Benefits

Executive officers participate in other employee benefit plans generally available to all employees on the same terms as similarly situated employees. These plans include medical, dental, group life insurance and group disability programs, as well as health savings accounts for reimbursement of medical expenses. The Human Resources & Compensation Committee has directed that MVB disclose all perquisites provided to the named executive officers in the Summary Compensation Table on page 16 even if the perquisites fall below the disclosure thresholds under the SEC rules.

Bank-Owned Life Insurance Program

In 1999, MVB implemented a bank-owned life insurance program which was primarily designed to offset the cost of certain employee benefit plans. The policies purchased are primarily general and hybrid.  It is MVB’s intention to hold the insurance until the ultimate death of each insured. MVB addressed insurable interest requirements by offering the program only to officers, required their written consent to participate in the program, and irrevocably assigned a set death benefit for each insured to be paid to the insured’s beneficiary upon the death of the insured directly from MVB’s general accounts.

Specifically, the program insures approximately 39 current or former officers, at the level of vice president or higher. Each officer has consented to participate in the program. Each officer has also been irrevocably assigned a set death benefit in the policy proceeds on the employee’s life which is payable to the insured’s designated beneficiary upon the death of the insured. On average, the death benefit payable to MVB as a multiple of salary is approximately 5.5 times annual salary. All of the named executive officers, have such policies for the primary benefit of MVB against their lives, and only if such policies remain in force by MVB until their death would the above-noted set supplemental benefit be paid to their beneficiaries.

Employment Contracts

MVB and its subsidiaries provide certain executive officers, including our named executive officers, with written employment contracts in order to secure the services of key talent within the highly competitive financial services industry. These contracts are generally the same and are reviewed and updated annually if necessary.  The non-competition provisions in the agreements are intended to protect MVB from competitive disadvantage if one of MVB’s named executive officers leaves MVB to work for a competitor.

The contracts provide for discharge for cause, and terminate in the event of the death of the employee. If terminated by reason of the death of the employee, employee shall be paid when due and in accordance with MVB’s normal payroll practices and relevant policies.  If terminated without cause, the employee is entitled to a severance payment equal to a set number of months of the employee’s base salary.

Although the employment contracts for each executive officer contain termination provisions which would permit salary continuation under certain circumstances in the event the contracts are terminated by MVB, the Change in Control Agreements, described in a succeeding section, contain provisions that, if the employee so elects, supersede and replace the termination benefits under an employee’s employment contract in the event of a termination or severance of such an executive officer’s employment subsequent to a change in control. Thus, the employee can elect a termination payment only under one form of benefit, either under the employment contract or the Change in Control Agreement, and if the employee elects a benefit under the Change in Control Agreement, no termination benefit is payable under the employee’s employment agreement.

The employment agreements with named executive officers are described in greater detail below under, “Employment Agreements and Change in Control.”

Change in Control Agreements

MVB believes that Change in Control Agreements provide security for its employees and minimize distraction of employees in the event of a significant merger and acquisition scenario, allowing them to remain objective and focused on maximizing shareholder value.  The Change in Control Agreements are reviewed and updated annually.

The Change in Control Agreements set forth certain terms and conditions upon the occurrence of a “change in control event.” Absent a “change in control event”, the Change in Control Agreements do not require MVB to retain the employees in its employ or to pay any specified level of compensation or benefits.

Either party may deem a Change in Control (as defined below) when also accompanied by an involuntary termination or employment without cause or either of the following circumstances:

i.	A material diminution of the employee’s authority, duties or responsibilities, or
ii.	A change in the geographic location at which the employee must perform the services rendered hereunder which is more than fifty (50) miles from the employee’s then current location.

In such event, the employee would be entitled to a severance payment equal to a set number of months of the employee’s base salary.

A “Change of Control”  means either: (i) the acquisition, directly or indirectly, by any person, group of persons, or other organization of units at MVB, which, when added to any other units the beneficial ownership of which is held by such acquirer(s), shall result in ownership by any person(s), group of persons, or other organization, of greater than 50% of such units; or (ii) the occurrence of any merger, consolidation, exchange or reorganization to which MVB is a party and to which MVB (or any entity controlled thereby) is not a surviving entity, or the sale of all or substantially all of the assets of MVB.  Provided, however, no Change of Control shall have occurred if, with respect to (i) or (ii) above, the acquirer, surviving entity or owner of the assets is MVB or one of its subsidiaries or affiliates.

Compensation Committee Report

The Human Resources & Compensation Committee of MVB has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Human Resources and Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jimmy D. Staton, Chairman

Stephen R. Brooks

James J. Cava, Jr.

Dr. Kelly R. Nelson

Executive Compensation

The following information is prepared based on positions as of December 31, 2015.  In 2015, compensation was paid to the employees by MVB or MVB Bank, unless otherwise noted.  The following table summarizes compensation paid to executive officers and other highly paid individuals for the periods indicated.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Option Awards ($)(3)	Change in actuarial present value of MVB defined benefit pension plan (4)	All Other Compensation ($) (5)	Total ($)
Larry F. Mazza President & CEO, MVB Financial Corp. and CEO, MVB Bank, Inc.	2015	$643,000	None	None	$11,262	$38,518	$692,780
	2014	$629,189	None	$313,200	$84,824	$32,733	$1,059,946
	2013	$531,453	$103,312	$43,000	$18,137	$26,957	$722,859

Bret S. Price SVP & CFO, MVB Financial Corp. and MVB Bank, Inc.	2015	$247,250	$10,000	None	None	3,199	260,449
	2014	$262,534	$15,000	None	None	$3,275	$280,809
	2013	$24,124	None	$23,600	None	None	$47,724
Donald T. Robinson EVP, Chief Operating Officer, MVB Financial and President, MVB Bank, Inc.	2015	$362,250	$20,000	None	$2,938	$9,617	$394,805
	2014	$339,453	None	None	$28,144	$7,500	$375,097
	2013	$244,592	$30,062	$130,900	$8,360	$5,712	$419,626

H. Edward Dean, III President & CEO, MVB Mortgage * compensation paid by MVB Mortgage	2015	$1,468,582	None	$4,920	$5,728	$19,135	$1,498,365
	2014	$1,773,934	None	$7,830	$15,946	$17,435	$1,815,145
	2013	$1,670,066	None	$23,600	$13,353	$18,329	$1,725,348

L. Randall Cober	2015	$500,250	None	None	$5,176	$10,584	$516,010
EVP, MVB Insurance	2014	$501,584	None	None	$62,714	$11,534	$575,832
* compensation paid by MVB Insurance	2013	$295,145	None	$159,200	None	$0	$454,345

(1)	This figure includes salary, plus commission, plus vehicle allowance.
(2)	“None” indicates that no bonuses were paid in the fiscal year 2015 for 2014 performance.
(3)	This figure is calculated using the Black Scholes value at the time of the grant.
(4)	Mr. Price is not eligible to participate in the pension plan.
(5)

This figure includes director fees of $26,825, $9,775 and $1,200 for Messrs. Mazza and Dean and Cober, respectively for 2015, $22,525, $300, $8,325 and $1,200 for Messrs. Mazza, Robinson and Dean and Cober, respectively for 2014 and $17,825 and $9,100 for Messrs. Mazza and Dean, respectively for 2013.

Based upon recommendations from the MVB Human Resources & Compensation Committee, MVB does, from time to time, provide Stock Awards, Non-Equity Incentive Plan Compensation and Non-Qualified Deferred Compensation Earnings to its officers or directors.

GRANTS OF PLAN-BASED AWARDS TABLE

		Estimated future payouts under non-equity incentive awards			Estimated future payouts under equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/sh)	Grant date fair value of stock and option awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Larry F. Mazza	2/1/2014	-	-	-	-	-	-	-	120,000	16.00	313,200
	1/1/2013	-	-	-	-	-	-	-	50,000	12.00	43,000

Bret S. Price	11/18/2013	-	-	-	-	-	-	-	5,000	16.00	6,750

Donald T. Robinson	12/31/2013	-	-	-	-	-	-	-	50,000	16.00	78,000
	1/1/2013	-	-	-	-	-	-	-	15,000	12.00	12,900

H. Edward Dean, III	3/2/2015	-	-	-	-	-	-	-	2,000	13.50	4,920
	2/21/2014	-	-	-	-	-	-	-	3,000	16.00	7,830
	1/1/2013	-	-	-	-	-	-	-	10,000	12.00	8,600

L. Randall Cober	5/22/2013	-	-	-	-	-	-	-	80,000	13.50	159,200

The Board of Directors of MVB believes that the successful implementation of its business strategy will depend upon attracting, retaining and motivating able executives, managers and other key employees.  The 2015 MVB Financial Corp. Stock Incentive Plan provides that the Human Resources & Compensation Committee appointed by the Board of Directors of MVB has the flexibility to grant stock options, merit awards, and rights to acquire stock through purchase under a stock purchase program.

During 2013, the Human Resources & Compensation Committee granted 39 awards, totaling 250,000 shares at exercise prices ranging from $24.00 to $32.00 per share (which, if exercised, will actually be double the number of awards at fifty percent of the exercise price per share, based upon the stock split approved by MVB’s shareholders on February 11, 2014, and effective on March 21, 2014).  The expense to be recognized with respect to such awards will be amortized over five years, beginning in 2014.  During 2014, the Human Resources & Compensation Committee granted 31 awards, totaling 289,495 shares at exercise prices ranging from $14.80 to $16.50 per share.  The expense to be recognized with respect to such awards will be amortized over five years, beginning in 2015.  During 2015, the Human Resources & Compensation Committee granted 29 awards, totaling 42,500 shares at exercise prices ranging from $13.00 to $15.00 per share.  The expense to be recognized with respect to such awards will be amortized over five years, beginning in 2016.

The following tables summarize the outstanding equity awards at fiscal year-end, December 31, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Larry F. Mazza	66,000	-	None	$9.09	01-01-20
	30,000	20,000	None	$12.00	12-31-22
	20,000	30,000	None	$12.00	01-01-23
	24,000	96,000	None	$16.00	02-01-24

Bret S. Price	2,000	3,000	None	$16.00	11-18-23

Donald T. Robinson	12,000	8,000	None	$11.00	01-01-22
	9,000	6,000	None	$12.00	12-31-22
	6,000	9,000	None	$12.00	01-01-23
	20,000	30,000	None	$16.00	12-31-23

H. Edward Dean, III	4,000	6,000	None	$12.00	01-01-23
	600	2,400	None	$16.00	02-21-24
	-	2,000	None	$13.50	03-02-25

L. Randall Cober	16,000	64,000	None	$13.50	05-22-23

OPTION EXERCISES AND STOCK VESTED – Needs Completed
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Larry F. Mazza	42,180	$ 464,219	-	$-

Retirement Plans

MVB provided a defined benefit retirement plan for all qualifying employees; however, the defined benefit plan has been frozen, and no service after May 31, 2014, is taken into consideration for determining a benefit.  All qualifying employees actively employed on May 31, 2014, are 100% vested, but no subsequent vesting is contemplated.  The plan provides for benefits based on the highest five consecutive years of earnings times 2 ½ times years of service.  Normal retirement age is 65.  All retiree benefits are calculated in the same manner. The benefits are summarized in the table below:

PENSION BENEFITS TABLE

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Larry F. Mazza	Allegheny Group Retirement Plan	9.25	$358,801	None

Bret S. Price	Allegheny Group Retirement Plan	N/A	N/A	None

Donald T. Robinson	Allegheny Group Retirement Plan	3.167	$59,958	None

H. Edward Dean, III	Allegheny Group Retirement Plan	1.417	$35,027	None

L. Randall Cober	Allegheny Group Retirement Plan	1.083	$67,890	None

Nonqualified Deferred Compensation

Non-tax qualified deferred compensation plans currently are not available to Executive Management.

Employment Agreements and Change in Control

MVB has employment agreements with Messers. Mazza, Price, Robinson, and Dean. MVB Insurance has an employment agreement with Cober.  The general terms of these contracts are described below:

Mazza has a written employment agreement with MVB, effective January 1, 2014 as amended on January 21, 2014, that can be renewed annually.  Mazza’s current salary is $625,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment.  Mazza continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Mazza continues to be eligible to participate in the MVB annual executive performance incentive plan.  Mazza continues to be subject to MVB standard employee handbook policies.  Mazza’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of two years of the then current annual base salary, provided that a general release of claims is executed.  Additionally, in the event Mazza is constructively terminated upon a change in control, he would be entitled to all compensation that would have been payable through the applicable term of employment.  Upon any separation from the Company, Mazza would also be entitled to accrued salary, bonuses, vacation pay and reimbursement of appropriate business expenses.  Mazza’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for 12 months in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary.  If Mr. Mazza’s employment were terminated without cause as of December 31, 2015, he would have been entitled to receive a lump sum of $1,250,000 from MVB under this agreement and all stock options would immediately vest.

Price has a written employment agreement with MVB, effective January 1, 2016 that can be renewed annually.  Price’s current salary is $235,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment.  Price is eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Price is eligible to participate in the MVB annual executive performance incentive plan.  Price is subject to MVB standard employee handbook policies.  Price’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of one year of the then current annual base salary, provided that a general release of claims is executed.  Price’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.  During the term of this agreement and for one year period following the effective date of the termination of this agreement (collectively, “Restricted Period”), Price will not, directly or indirectly, individually or as an employee, joint venture, partner, agent or independent contractor of any other person, provide or render services that are competitive with the services provided by Employee hereunder at any location within 50 miles of Employee’s primary office for 12 months in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary.  Under this agreement which outlines severance payments based on years of service (employed less than five years = six months of employee’s salary; employed five years or more, twelve months of employee’s salary), if Mr. Price’s employment were terminated without cause as of December 31, 2016, he will be entitled to receive a lump sum of $117,500 from MVB under this agreement and all stock options would immediately vest.

Robinson has a written employment agreement with MVB, effective January 1, 2016.  Robinson’s current salary is $350,000 per year payable in accordance with MVB’s general payroll practices and is subject to future adjustment.  Robinson is eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Robinson is eligible to participate in the MVB annual executive performance incentive plan.  Robinson is subject to MVB standard employee handbook policies.  Robinson’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment of one year of the then current annual base salary, provided that a general release of claims is executed.  Upon separation from the Company, Mr. Robinson would also be entitled to accrued, but unpaid, salary and benefits.  Robinson’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition.  During the term of this agreement and for one year period following the effective date of the termination of this agreement (collectively, “Restricted Period”), Robinson will not, directly or indirectly, individually or as an employee, joint venture, partner, agent or independent contractor of any other person, provide or render services that are competitive with the services provided by Employee hereunder at any location within 50 miles of Employee’s primary office.  Under this agreement which outlines severance payments based on years of service (employed less than five years = six months of employee’s salary; employed five years or more, twelve months of employee’s salary), if Mr. Robinson’s employment were terminated without cause as of December 31, 2016, he will be entitled to receive a lump sum of $350,000 from MVB under this agreement and all stock options would immediately vest.

Dean has a written employment agreement with MVB and MVB Bank, effective December 20, 2012, with an initial term of five years, which may be extended by Mr. Dean, at his option, for successive terms of up to three years.  Dean’s base compensation under the agreement is $500,000 per year, plus an earn-out for a pre-tax income (excluding certain administrative expenses and other specific adjustments).  Subject to certain exceptions, Dean’s earn-out potential for the 2015, 2016 and 2017 fiscal years, which would be payable on or before February 15 of the following year, is as follows: (1) if MVB Mortgage earnings beginning from January 1, 2013 reach $24,000,000 within the 2015 MVB fiscal year, Dean will receive 74% of 75% of all MVB Mortgage income that exceeds $24,000,000 in that same period and 74% of 25% of MVB Mortgage’s pre-tax income in 2016 and 2017 or (2) if MVB Mortgage earnings from January 1, 2013 to December 31, 2015 do not reach $24,000,000, Dean will receive 74% of 25% of MVB Mortgage’s pre-tax income for 2016 and 2017.  The agreement also provides for commissions payable to Mr. Dean for eligible loans over the term of the agreement which are originated by Dean.  Generally, the commission is .80% per loan, except for construction loans and home equity lines of credit, for which the commission is .50%, subject to decreases to ensure a minimum return on home equity lines of credit.  The agreement also provides for the issuance of options to purchase 5,000 shares, with vesting of 1,000 shares on each of the five anniversary dates after December 20, 2012.  The agreement also provides for a monthly vehicle allowance of $1,500.  Dean continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  Dean continues to be subject to MVB standard employee handbook policies.  Dean’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments.  If Dean’s employment is terminated without cause, or terminated by Dean for a good reason, as defined under the agreement (including after a change of control) Dean would be entitled to: receive 18 months compensation, based on the average of the previous two years; witness all restrictions on company stock owned by Dean removed and all stock options possessed by Dean immediately vesting; receive payments for health insurance premiums for the maximum time provided for under the federal Consolidated Omnibus

Budget Reconciliation Act of 1985, as amended, plus six months; and, entitled to other employee benefits through the remaining term of the agreement.  All commissions which were earned as of the date of termination would be paid in no later than 30 days after the closing of the applicable loan. If employment terminates due to death or disability, Mr. Dean, or his estate, shall receive an amount equal to that amount shown on Mr. Dean’s Form W-2 for the previous fiscal year.  If the agreement is terminated as a result of legal disability, Dean would be entitled to receive benefits under MVB’s long-term disability policy.  The agreement also provides that, on termination without cause, or termination by Mr. Dean without good reason, as defined in the agreement, Dean will not compete with, or solicit customers or employees of MVB or PMG for a period of 18 months within the counties in which MVB, MVB Bank, and MVB Mortgage operate.  Pursuant to the agreement, on December 31, 2012, MVB entered into an indemnification agreement with Dean, which provides for indemnification and advances in expenses and costs incurred by Dean in connection with claims, suits or proceedings arising as a result of his service with the Company, to the fullest extent permitted by law. If Mr. Dean’s employment were terminated without cause as of December 31, 2015, he would be entitled to receive a lump sum of $2,112,160 from MVB and its subsidiaries under this agreement. In addition, MVB would pay COBRA premiums for the maximum period of continuation of insurance coverage provided under COBRA and pay the full cost for substantially equivalent health and dental insurance benefits for six months after such maximum continuation coverage period expires, as well as  for dental insurance coverage, life insurance plan, and 401(k) plan and other benefits (except to the extent that any such benefits are duplicative of the health and dental insurance coverage) for the remaining term of the agreement. Further, all stock options would immediately vest.

Cober has a written employment agreement with MVB Insurance, LLC, effective May 22, 2013, that can be renewed annually.  Cober’s current salary is $500,000 per year, payable in accordance with MVB’s general payroll practices and is subject to future adjustment.  Cober continues to be eligible to participate in MVB’s fringe benefit programs, including vacation, sick leave, group medical insurance, group life insurance, and expense reimbursement programs.  In addition, Cober continues to be eligible to participate in the MVB annual executive performance incentive plan.  Cober continues to be subject to MVB standard employee handbook policies.  Cober’s employment may be terminated for cause, terminated without cause, terminated due to death or permanent disability, or constructively terminated in the event of a change in control, all subject to certain conditions and commitments, including, if termination without cause or constructive termination occurs, a severance payment for the remaining time of the contract, provided that a general release of claims is executed.  Cober’s employment agreement also includes provisions related to treatment of confidential information, the return of MVB’s property in the event of a resignation or termination, non-solicitation and non-interference, and non-competition for 24 months in West Virginia and also within 50 miles of a place of business of MVB or any MVB subsidiary.  If Mr. Cober’s employment were terminated without cause as of December 31, 2015, he would be entitled to receive a lump sum of $1,208,000 from MVB Insurance, LLC under this agreement and all stock options would immediately vest.

The foregoing descriptions apply to agreements entered into by MVB with the Executive Officers named in the Summary Compensation Table above, or “Named Executive Officers.”  In addition to these employment agreements, MVB and the MVB Bank have entered into a number of employment agreements with other employees.

Director Compensation

In 2015, members of the Boards of MVB and its subsidiaries received a fee of $200 for each MVB board meeting attended and a fee of $300 for each subsidiary board meeting attended.  They also received a fee of $175 for each MVB committee meeting attended and a fee of $200 for each MVB subsidiary committee meeting attended.  In March 2015, Pearl Meyer & Partners, LLC, MVB’s independent compensation consultant, reviewed director compensation.  No changes to director compensation were recommended at that time.  In 2014, MVB began providing stock option awards to directors of MVB and subsidiaries.  MVB does not provide Non-Equity Incentive Plan Compensation, Nonqualified Deferred Compensation Earnings or any other compensation to directors, unless otherwise noted.  The table below provides detailed information about non-executive director fees, including those for MVB subsidiaries, paid in 2015 and stock option awards granted to directors in 2015.

Director Name	2015 Director Compensation
	Cash ($)(1)(2)	Options ($)(3)	Total ($)
David B. Alvarez	21,300	$2,580	$23,880
Stephen R. Brooks	39,400	$2,580	$41,980
James J. Cava, Jr.	34,750	$2,580	$37,330
Dr. Joseph P. Cincinnati	13,775	$2,580	$16,355
John W. Ebert	23,725	$2,580	$26,305
Gayle C. Manchin	12,340	$2,580	$14,920
Dr. Kelly R. Nelson	28,250	$2,580	$30,830
J. Christopher Pallotta	28,500	$2,580	$31,080
Nitesh S. Patel	27,247	$2,580	$29,827
Jimmy D. Staton	30,775	$2,580	$33,355
* Roger J. Turner	14,850	$2,580	$17,430
* Samuel J. Warash	20,650	$2,580	$23,230

(1)

Includes an annual retainer fee of $5,000 paid to each director as well as the following board and committee chair retainer fees:  Brooks $12,000 MVB Financial Corp. Board; Cava $7,500 Audit Committee; Ebert $2,500 Finance Committee;  Dr. Nelson $3,000 Governance Committee; Pallotta $2,000 Asset and Liability Committee (ALCO Committee) (of MVB Bank, Inc.); Patel $3,000 Enterprise Risk Committee; Staton $3,000 Human Resources & Compensation Committee; Warash $2,000 Loan Review Committee (of MVB Bank, Inc.);

(2)	Includes educational expenses of $3,422 for Patel and $3,250 for Dr. Nelson, who attended BankDirector conferences and $915 for Manchin, who attended the 2015 CBWV Director’s College.
(3)	Each director was granted the option to purchase 1,000 shares as of January 21, 2015, exercisable January 21, 2016. A price of $2.58/share was calculated using the Black-Scholes valuation methodology.

*        Retiring Directors with expiring terms

Certain Transactions with Directors, Officers and Their Associates

MVB and MVB Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties.  All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons.  MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features.

Principal Holders of Voting Securities

As of March 28, 2016, there are no shareholders who currently beneficially own or have the right to acquire shares that would result in ownership of more than 5% of MVB’s common stock.

Ownership of Securities by Directors, Nominees and Executive Officers

As of March 28, 2016, ownership by directors, nominees and executive officers in MVB was:

	Shares of Stock Beneficially Owned	Percent of Ownership
	(See notes 1,2&3)
David B. Alvarez	264,060	3.02%
Stephen R. Brooks	43,531	0.50%
James J. Cava, Jr.	90,892	1.04%
Dr. Joseph P. Cincinnati	84,052	0.96%
H. Edward Dean	209,544	2.40%
John W. Ebert	68,382	0.78%
Gayle C. Manchin	22,860	0.26%
Larry F. Mazza	324,455	3.71%
Dr. Kelly R. Nelson	59,656	0.68%
J. Christopher Pallotta	114,772	1.31%
Nitesh S. Patel	153,403	1.76%
Jimmy D. Staton	117,774	1.35%
* Roger J. Turner	101,181	1.16%
* Samuel J. Warash	53,138	0.61%
Bret S. Price	7,000	0.08%
L. Randall Cober	51,169	0.59%
Donald T. Robinson	66,870	0.77%
Directors and Executive Officers as a group (17 people)	1,832,782	20.98%

Notes:

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as amended, and includes shares held by adults and immediate family living in the same household and any related entity in which a 10% or greater ownership percentage is maintained.

(2)

Includes common shares outstanding and 800 stock option shares for Directors, except for Dean, Mazza and Turner, which became exercisable 02/01/15 and 200 stock option shares, which became exercisable 01/21/16.  Also includes 7,600, 174,000, 60,805, ,  2,000, and 54,000 shares which may be acquired by Dean, Mazza, Turner, Price and Robinson, respectively, within 60 days through the exercise of options.  This total does not include options that have been granted but not exercisable within 60 days.

(3)

The following MVB Directors and Executive Officers have MVB stock pledged to secure loans from MVB Bank.  Director Alvarez – 166,672 shares, Director Brooks- 6,464 shares, Director Patel – 48,234 shares and Director Warash - 21,118 shares.  Each of the above loans was made in the normal course of business.  All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons.  In each instance, the loan to value ratio of the loan was 70% or less.

*       Retiring Directors with expiring terms

2.NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

MVB is providing shareholders with a non-binding advisory vote on compensation programs for our Named Executive Officers listed in the table entitled “Summary Compensation Table” (sometimes referred to as “say on pay”).  Accordingly, you may vote on the following resolution at the 2016 annual meeting:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the accompanying compensation tables, and the related narrative disclosure in this Proxy Statement.”

This vote is advisory in nature and therefore, is non-binding.  The Board of Directors and the Human Resources & Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

At the Annual Meeting of Shareholders held on May 21, 2013, a majority of the votes of the Company’s shareholders was cast in favor of holding an annual, non-binding advisory vote on executive compensation.  In light of this result, and other factors considered by the Board of Directors of the Company, the Board of Directors has determined that the Company will hold an annual non-binding advisory vote on the compensation of its named executive officers, until the next required vote on the frequency of the advisory vote on executive compensation occurs, or until the Board of Directors of the Company determines that holding such vote with a different frequency is in the best interests of the Company.  The next non-binding advisory vote regarding such frequency will be held no later than the Company’s 2019 Annual Meeting of Shareholders.

The Management of MVB and Board of Directors unanimously recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure.

3.APPROVAL OF THE ANNUAL EXECUTIVE PERFORMANCE INCENTIVE PLAN

Overview and Purpose of Plan

The Human Resources & Compensation Committee of the Board of Directors adopted an Annual Executive Performance Incentive Plan (the “Plan”). The Plan was approved by MVB’s shareholders at the 2015 annual meeting.  The Plan is intended to provide incentives to certain executives to attain the goals of MVB and to provide those executives with incentive compensation based on the performance of MVB. The Plan is also designed to align those executives’ incentive compensation with shareholder value.  The Human Resources & Compensation Committee has amended the Plan to clarify the method of determining the amount available to the Plan each year.  A copy of the Plan, as amended, is attached as Exhibit C to this Proxy Statement.

Amendment to the Plan

The Plan has been amended to reflect the calculation of the amount available to the Plan by including the following calculation:  Each year, the Human Resources & Compensation committee will establish a targeted net income for MVB.  Once actual net income for MVB has been determined and finalized for the year, 40% of the excess of actual net income over target net income will be available for awards under the Plan.  There are three groups within the Plan:  Senior Executives (9 participants), Junior Executives (11 participants) and the Corporate group (84 participants).  Seventy percent of the amount available under the Plan will be allocated to the Senior Executives and Junior Executives, and 30% will be allocated to all other employees.  While this calculation was intended to be used in the plan, it was not formally addressed in the Plan until the amendment.  Otherwise, the Plan remains unchanged from the Plan which was approved by the shareholders in 2015.  At the 2016 annual meeting of shareholders, MVB is seeking shareholder approval of the Plan, as amended.

Limitations on the Deductibility of Compensation

Pursuant to Section 162(m) of the IRC, a portion of annual compensation payable to any of MVB’s five highest paid executive officers may not be deductible by MVB for federal income tax purposes to the extent such officer’s overall compensation exceeds $1,000,000.  The Plan has been designed to meet the performance-based exception to the $1,000,000 limitation of deductible executive compensation under IRC § 162(m). The Board of Directors has determined that it is in the best interest of MVB and its shareholders to seek shareholder approval of the Plan in view of the tax provisions contained in IRC § 162(m). To qualify for the performance-based exception to Section 162(m), the specific terms of the performance-based compensation awarded to the executives must be disclosed to and approved by the shareholders of MVB. Your approval of the Plan, as amended, is sought in order that awards granted under the Plan would not count towards the $1,000,000 deductible compensation limit under Section 162(m).

How the Plan Works

The Human Resources & Compensation Committee administers the Plan. The Committee is made up entirely of outside, independent directors and determines the recipients and amount of awards under the Plan. The Committee also has the authority to interpret the Plan and make all determinations under the Plan.

Subject to final approval by MVB’s Board of Directors, the Chief Executive Officer of MVB recommends the executives who will be eligible for the Plan. The Chief Executive Officer is eligible to participate in the Plan.

All payments under the Plan are based on attainment of certain performance measures established within the first 90 days of a performance cycle by the Human Resources & Compensation Committee for the Chief Executive Officer and by the Chief Executive Officer for other participants. Key performance measures will be established which are based on objective criteria, which may apply to the individual executive. No payments will be made under the Plan, unless MVB exceeds its annually established net income goal.

MVB’s net income for the year will be the basis for determining the overall incentive payout levels based on the following scale:

Performance Level Against Net Income Goal	Payout as Percent (%) of Target Incentive Opportunity
100%	0%
125%	25%
150%	50%
200%	100%

The net income goal for any calendar year may be adjusted by the Committee to reflect extraordinary events or circumstances affecting MVB or its business, which would render the goal unattainable.

A set of performance measurements, beyond the net income goal, are used in the Plan. The final performance metric and its targeted value for the given year Plan are found on the Plan Matrix, as defined in the 2016 Annual Executive Performance Incentive Plan attached hereto as Exhibit C. Each Named Executive Officer has a series of selected performance metrics designated as part of his or her performance criteria to reach or exceed during the Plan year. For each such performance metric, a weight will be assigned to equal 100% across the total metrics determined for the Named Executive. The following are the prime performance metrics deployed in the Plan Matrix (subject to change from year to year):

Net Income (Prior to Bonus Payout)	Core Deposits (Net Growth)
Efficiency Ratio	Net Interest Margin
Loan Concentration

Four incentive percentage split tiers will be used based upon job position levels within MVB. The Plan Matrix will indicate the designated tier for each Named Executive. The tier weighting ratios will be used in calculating the incentive payouts as follows:

Incentive Tier	Performance Metric(PM)/Personal Performance (PP)Weighting
1	60% PM - 40% PP
2	80% PM - 20% PP
3	90% PM - 10% PP
4	100% PM Bank*

*        Subject to additional Plan guidelines.

Benefits and amounts available under the Plan are not currently determinable.

The Plan specifies the maximum amounts that may be paid under the Plan. The maximum payment that may be made to any one participant for any fiscal year of MVB is $1,000,000.

After expiration of a fiscal year or performance period, as applicable, the Committee will certify if the performance measures have been attained and, if so, each executive who is employed by MVB on the last day of the applicable period will be entitled to a payment under the Plan in a predetermined amount, as established by the Committee.

In the event MVB restates its financial results within 12 months of the payment of an award due to material noncompliance with any financial reporting requirements of the federal securities laws as a result of an executive’s intentional “misconduct” (as determined by the members of the MVB Human Resources & Compensation Committee), the executive must reimburse MVB the difference between the amount of the award actually awarded and the amount of the award such an executive officer would have received had the amount of the award been calculated based on the restated financial statements.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards will subject the executive to disciplinary action up to and including termination of employment. In addition, any award as provided by the Plan to which the executive would otherwise be entitled will be revoked. An executive who has willfully engaged in any activity injurious to MVB will forfeit any award earned during the award period in which the activity occurred.

The Human Resources & Compensation Committee may at any time amend the Plan.

Federal Income Tax Consequences of the Plan

If MVB complies with the performance-based exception to the $1,000,000 limitation on deductible executive compensation, payments under the Plan will be deductible by MVB for federal income tax purposes.  Cash payments to participants under the plan will generally be taxable to the employee as ordinary income in the year payment is made to the employee.

The Board of Directors recommends that you vote “FOR” the adoption of the Annual Executive Performance Incentive Plan, as amended.

The enclosed proxy will be voted “FOR” the Annual Executive Performance Incentive Plan, as amended, unless otherwise directed. The affirmative vote of a majority of the shares of Common Stock present at the meeting is required to adopt Annual Executive Performance Incentive Plan, as amended.

4.RATIFICATION OF INDEPENDENT REGISTERED ACCOUNTING FIRM

The firm of Dixon Hughes Goodman, LLP examined and audited the financial statements of MVB for 2015 and 2014 and S.R. Snodgrass, P.C. examined and audited the financial statements of MVB for 2013.

The following fees were billed by Dixon Hughes Goodman, LLP and S.R. Snodgrass, P.C. as indicated:

	2015	2014	2013
Audit Fees(1)	$179,400	$156,000	$123,225
Audit-Related Fees	25,550	61,112	-
Tax Fees		-	-
All Other Fees	28,500	-	-
	$233,450	$217,112	$123,225

(1)

Audit fees consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements, review of consolidated financial statements included in the Company’s quarterly reports, and for services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

The Audit Committee has considered whether Dixon Hughes Goodman, LLP has maintained its independence during the fiscal year-ended December 31, 2015.  The Audit Committee requires that the Audit Committee pre-approve all audit and non-audit services to be provided to MVB by the independent accountants, except for cumulative expenditures not to exceed $5,000.  Further, the pre-approval policies may be waived, with respect to the provision of any non-audit services, consistent with the exceptions for federal securities laws.  The Audit Committee did not waive the pre-approval requirement of any other services during 2015, 2014 or 2013.

The Audit Committee proposes that Dixon Hughes Goodman, LLP will examine and audit the financial statements of MVB for 2016. The proxies will vote your proxy “For” ratification of the selection of Dixon Hughes Goodman, LLP, unless otherwise directed.  Representatives of Dixon Hughes Goodman, LLP will be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement or respond to appropriate questions.

The Board of Directors unanimously recommends that you vote “For” the ratification of Dixon Hughes Goodman, LLP to serve as independent registered accounting firm for the fiscal year ending December 31, 2016.

5.OTHER INFORMATION

Voting of Proxies

If any of the nominees for election as directors should be unable to serve as Directors by reason of death or other unexpected occurrence, a proxy will be voted for a substitute nominee or nominees designated by the Board of Directors of MVB unless the Board adopts a resolution pursuant to the Bylaws reducing the number of directors.

The Board of Directors is unaware of any other matters to be considered at the meeting but, if any other matters properly come before the meeting, persons named in the proxy will vote such proxy in accordance with their judgment on such matters.

Legal Actions

From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations.  Litigation, in general, and intellectual property and securities litigation in particular, can be expensive and disruptive to normal business operations.  Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all.  The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company’s financial condition or results of the Company’s operations.

Form 10-K Annual Report –

Upon written request by any shareholder to Lisa J. McCormick, Corporate Secretary, MVB Financial Corp, 301 Virginia Avenue, Fairmont, West Virginia 26554, a copy of the Bank’s 2015 Annual Report on Form 10-K will be provided without charge.  MVB’s Form 10-K is also available on the SEC’s website at http://www.sec.gov and on MVB’s website at http://www.mvbbanking.com/2016shareholders.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires MVB’s directors and executive officers, and persons who own more than ten percent of a registered class of MVB equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of MVB.  Officers, directors and shareholders owning more than ten percent are required by SEC regulation to furnish MVB with copies of all Section 16(a) forms which they file.

To MVB’s knowledge, based solely upon review of the copies of such reports furnished to MVB and written representations that no other reports were required, during the fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to its officers, directors and persons owning more than ten percent were complied with, except that a Form 4 reporting options to purchase 2,000 shares of common stock granted to Ed Dean on March 2, 2015, was inadvertently missed and not reported until March 11, 2016.

Shareholder Communications with the Board

Any shareholder desiring to contact the Board of Directors or any individual director serving on the Board may do so by written communication mailed to: Board of Directors (Attention: (name of director(s), as applicable), care of the Corporate Secretary, MVB Financial Corp. 301 Virginia Avenue, Fairmont, WV  26554.  Any proper communication so received will be processed by the Corporate Secretary as agent for the Board.  Unless, in the judgment of the Corporate Secretary, the matter is not intended or appropriate for the Board (and subject to any applicable regulatory requirements), the Corporate Secretary will prepare a summary of the communication for prompt delivery to each member of the Board or, as appropriate, to the member(s) of the Board named in the communication.  Any director may request the Corporate Secretary to produce for his or her review the original of the shareholder communication.

Shareholder Proposals for the 2016 Annual Meeting

Any shareholder who wishes to have a proposal placed before the 2017 Annual Meeting of Shareholders pursuant to Rule 14a-8 of the SEC’s proxy rules must submit the proposal to the Chief Executive Officer of MVB no later than December 13, 2016, both to be considered timely and to have it considered for inclusion in the Proxy Statement of the Annual Meeting in 2017, expected to be held May 16, 2017.

Annual Report

MVB’s 2015 Annual Report to Shareholders is being made available electronically at http://www.mvbbanking.com/2016 shareholders on the record date.  The Annual Report to Shareholders does not constitute a part of this Proxy Statement or the proxy solicitation material.

Larry F. Mazza
President and Chief Executive Officer

EXHIBIT A

AUDIT COMMITTEE CHARTER

1.	Purpose

The Board of Directors (the “Board”) of MVB Financial Corp. (“MVB Financial”), in fulfilling its responsibility for effective board governance of MVB Financial and its subsidiaries, (hereinafter collectively referred to as “MVB”) has duly established the Audit Committee (the “Committee”).

The Committee is established by the Board to: (1) assist the Board in monitoring the integrity of the financial reporting process, systems of internal controls and financial statements and reports of MVB; (2)  be directly responsible for the appointment, compensation and oversight of the independent auditor employed by MVB for the purpose of preparing or issuing an audit report or related work; (3) be responsible for the appointment, compensation and oversight of the internal auditor; (4) assist the Board in monitoring compliance by MVB with legal and regulatory requirements, including holding company, banking, mortgage and insurance regulations and the Sarbanes Oxley Act; (5) oversee management corrective actions when such needs have been identified; and, (6) oversee MVB’s Whistleblower Policy.

2.	General Responsibilities of the Committee
a.	Oversight of Independent, External Auditor. With regard to independent, external audit activities, the Committee shall:

i.       Select, engage, compensate, oversee and, where appropriate, replace the independent registered public accounting firm (“Auditor”), subject to any required Board and shareholder approvals.  The Auditor shall not provide any services unless approved by the Committee.  The Committee shall require that the Auditor issue a written report of such audit directly to the Committee;

ii.     Discuss with the Auditor the overall scope and plans for the audit including the adequacy of staffing and compensation and submit to management the audit, non-audit, administrative and other fees to be paid by management on behalf of the Committee;

iii.    Ascertain that both the lead and the concurring audit partners are restricted to a maximum of five consecutive years of serving in either capacity.  In addition, the Committee shall ascertain that after the initial service period, both the lead and concurring partners not perform any audit services in either capacity for a minimum of five consecutive years.  The Committee should also ascertain that after the initial service period, the lead partner does not step down into an engagement quality review role that would cause the lead partner to review his or her own work.  Finally, the Committee shall ascertain that any partner other than the lead or concurring partner serves no more than seven consecutive years at the partner level on the MVB’s audit;

iv.     Review (with management and the Auditor) the Auditor’s assessment of the adequacy of internal controls and the resolution of identified material weaknesses and reportable conditions, including the prevention or detection of management override or compromise of the internal control system.  Further, the Committee shall meet separately as deemed necessary with the Auditor, without management present, to discuss the results of its examinations, or for any other reason the Committee deems necessary;

v.      Work with management and the Auditor to monitor the MVB’s compliance with laws and regulations;

vi.     Resolve any significant disagreements between the Auditor and management;

vii.    Receive and review communications submitted by the Auditors and regulators and take appropriate actions;

viii.   Require receipt from the Auditors of a formal written statement delineating all relationships between the Auditors and MVB, consistent with Independence Standards Board Standard 1, and the Committee’s responsibility for actively engaging in a dialogue with the Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Auditor and for taking, or recommending that the full board take, appropriate action to oversee the independence of the outside Auditor;

ix.     Review the results of the annual audit, the audited financial statements included in the Form 10-K and discuss the results of the audit and any other matters required to be communicated to the Committee by the Auditor under generally accepted auditing standards, including any comments or recommendations of the Auditor;

x.      Receive affirmative acknowledgement from the Auditor that it is accountable only to the Committee;

xi.     Require that the Auditor review the Company’s interim financial statements prior to filing the quarterly report on Form 10-Q.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Auditor under generally accepted auditing standards.  The chair of the Committee may represent the entire Committee for purpose of this review; and,

xii.   Conduct executive sessions with the outside auditors without the presence of Management as deemed necessary, but no less than annually.

b.	Oversight of Internal Audit. With regard to internal audit activities, the Committee shall:

i.       Engage an independent certified public accountant or other qualified vendor(s) to perform routine internal audits on major risk areas;

ii.      Review and approve the scope, effectiveness and results of the MVB’s internal audit function;

iii.     Review communications submitted by the internal auditor and take appropriate actions; and,

iv.     Review incidents of internal fraud to determine their impact in relation to the financial reporting process and the overall systems of internal control.

c.	Loan Review and Asset Quality Matters. With regard to loan review and asset quality matters, the Committee shall:

i.       Engage a qualified vendor to perform a periodic review of MVB’s loan portfolio to assess the quality of the MVB’s underwriting, approval function, loan documentation, account management and risk identification processes;

ii.      Review and approve the scope, effectiveness, and results of the MVB’s loan review function; and,

iii.     Review communications submitted by the outside vendor and take appropriate actions.

d.	Oversight of Compliance and Whistleblower Matters. With regard to compliance, whistleblower and other ethics matters, the Committee shall:

i.      Ensure an effective whistleblower policy is in place and kept current to include assuring all employees and others, as applicable, are aware of the whistleblower policy and understand its purpose and process for use;

ii.     Review, process and retain any complaints or other communications received by MVB’s Chief Legal and Risk Officer, MVB’s Chief Compliance Officer, an employee of MVB or the independent external auditor regarding accounting, internal accounting controls or auditing matters;

iii.    Review, process and retain confidential, anonymous submissions – made through MVB’s third party ethics hotline or otherwise – by employees of MVB regarding questionable internal control, accounting or auditing matters;

iv.    Cause an investigation to be made into any matter brought to its attention that is within the scope of its duties, with the power to retain independent outside counsel or other professionals for this purpose if, in its judgment, that is appropriate; and,

v.      Engage independent counsel, or other advisors or experts, as it determines necessary in the performance of its duties.

Further, the Committee shall have oversight responsibility for MVB’s compliance with applicable holding company, banking, ,mortgage, insurance, broker-dealer and investment advisory laws and regulations to include reviewing the effectiveness of the system for monitoring compliance and laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance.  Among other regulations, specifically, the Committee shall provide oversight for key banking regulations, including MVB’s compliance with Bank Secrecy Act (the “BSA”) and adherence to the Insider Borrowing Policy with all borrowings.

e.	Reporting to Board of Directors. The Committee shall provide at least one written report annually to the Board of Directors describing the Committee’s::

i.      Historical and planned activities for carrying out the Committee’s duties and responsibilities.

ii.      Appraisal of the financial reporting processes and systems of internal accounting controls.

iii.     Recommendations regarding the engagement of the Auditor.

iv.     Assessment of the adequacy of the Committee Charter.

f.

Maintain Standard Operating Procedures.  The Committee shall maintain standard operating procedures for documenting the activities employed by the Audit Committee during the discharge of its duties and responsibilities.

g.

Oversee Proxy Report.  The Committee shall oversee the preparation of the report for enclosure in the MVB proxy statement that discloses that the Committee has or has not recommended that MVB’s audited financial statement be filed with the appropriate regulatory authorities as well as appropriate oversight conclusions.

h.

Audit Committee Support Position: To support the Committee activities, an MVB Financial employee will assist in coordinating the required activities of the Committee, including; assisting in the selection of the external and internal auditing firms; providing the Committee with technical support related to internal and external audit work; working with the Committee Chair on Committee meeting logistics; updating, as directed by the Committee, of any policies, processes and schedules of the Committee; and reporting, regularly, on Committee matters that the MVB Financial employee oversees or coordinates on behalf of the Committee.  This MVB Financial employee will report directly to the Committee, but will be managed day-to-day by the MVB Financial Chief Executive Officer.

i.

Other Responsibilities.  In performing its functions, undertake those tasks and responsibilities that, in its judgment, would contribute most effectively to and implement the purposes of the Audit Committee.

3.	Membership
a.

Composition of the Committee. The Committee shall consist of no fewer than three “independent” members of the Board.  A member of the Board is not considered to be an independent member if any of the following has occurred:

i.      The member of the Board has been employed by MVB during the current year or any of the past three years;

ii.     The member of the Board is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Bank as an executive officer;

iii.    The member of the Board is a partner in or a controlling shareholder or an executive officer of any organization to which MVB made or from which MVB received payments (other than those arising from investments in the MVB’s securities or under non-discretionary charitable contributions matching programs) from property or services that exceed 5% of the MVB’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

iv.    The member of the Board is employed as an executive of another entity where any of MVB’s executives serve on that entity’s compensation committee;

v.     The member of the Board is or has an immediate family member who is a current  partner of the MVB’s outside auditor, or who was a partner or employee of the MVB’s outside auditor who worked on the MVB’s audit at any time during any of the past three years;

vi.    The member of the Board is an accountant, attorney, investment banker or financial advisor who provides fee bases services to MVB.

Also, to be considered independent, a member of the Committee may not, other than in his or her capacity as a member of the Committee, the board of directors, or any other board committee, accept directly or indirectly any consulting, advisory, or other compensatory fee from MVB, provided that, compensatory fees do not include the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with MVB (provided that such compensation is not contingent in any way on continued service); or be an affiliated person of MVB.

In addition, a member of the Committee shall not have participated in the preparation of the financial statements of the MVB during any of the last three years.  Each of the members of the Committee should be able to understand fundamental financial statements, and at least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that rises to the level of such financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities, to be in compliance  with SEC regulations and be designated the “audit committee financial expert” as that term is defined in Item 401(e) of Regulation S-B.

Further, no director who has outstanding loans or other extensions of credit from MVB that have been identified as classified by the MVB, by any state regulator, or by the FDIC may serve as a member of the Committee during any period during which such loan or extension of credit is classified.

Moreover, the members of the Committee shall meet the requirements of MVB Governance Guidelines and such other rules and regulations as may be appropriate.

b.	Selection of Members. The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.
c.	Selection of the Chair. The Chair of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.
d.

Vacancies.  Vacancies on the Committee or in the Chair shall be filled by the Board upon recommendation of the Governance Committee at the next meeting of the Board following the occurrence of the vacancy.

e.	Removal or Replacement of Members. Members of the committee may be removed or replaced, with or without cause, by a majority vote of the Board.
4.	Meetings, Minutes and Voting
a.

Meeting Schedule. The Committee will meet as often as necessary to carry out its responsibilities. The Chair, in consultation with the other members of the Committee, shall set the time, frequency and agenda of each meeting.  The Committee shall not meet unless a majority of the members are present in person or telephonically and all decisions shall be by majority vote.

b.	Agendas. The Chair, in consultation with the other members of the Committee, shall establish the Agenda of items to be addressed at each upcoming meeting of the Committee.
c.

Quorum. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

d.

Procedures. The Chair will preside at each meeting of the Committee. The Chair shall ensure that the agenda for each upcoming meeting of the Committee is circulated to each member of the Committee as well as to each other director in advance of the meeting. The Chair, subject to the approval of a majority of the members of the Committee, shall have the authority to change the agenda to respond to any matters that warrant attention.

e.	Voting. The Committee shall make decisions and take other actions by majority vote.
f.	Minutes. The Committee shall keep minutes of each meeting and file those minutes with the Board Secretary in a timely fashion.
5.	Reports

Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

6.	Advisors and Counsel; Cooperation and Reliance

The Committee shall have the resources and authority to discharge its responsibilities; and the Board shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board, with notification to the MVB Financial CEO.

a.

Retention of Advisors and Counsel.  The Committee shall have the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB’s expense, such administrative support, independent or outside legal counsel, accounting or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from MVB, with notification to the MVB Financial CEO.

b.

Determine Administrative Expenses.  The Committee shall have the authority to determine the level and cost of separate administrative support necessary or appropriate in carrying out its duties, with MVB bearing such costs.

c.

Required Participation of Employees.  The Committee shall have unrestricted access to MVB’s employees, independent auditors, and outside counsel and may require any employee of MVB or representative of MVB’s independent auditors or outside counsel to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors, or experts.

d.

Reliance Permitted.  The Committee may act in reliance upon other committees of the Board, management and other employees, MVB’s independent auditors, internal auditors, advisors and experts, as it deems necessary or appropriate.

7.	Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate:

a.	Scope of Charter. Whether this Charter appropriately addresses the matters that are or should be within its scope.
b.	Quality of Committee Work. The adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board.
c.	Participation of Members and Quality of Decision Process. The manner in which they were discussed or debated, whether all members actively participated and contributed to the work of the Committee.
d.	Length and Number of Meetings. Whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.
e.	Other Appropriate Factors. Such other factors as the Committee deems relevant to the completion of its responsibilities under this Charter.
8.	Rules and Procedures

Except as expressly set forth in this Charter or the bylaws and operating agreements of MVB Financial and its subsidiaries or MVB Governance Guidelines, or as otherwise required by law or overriding regulatory rules, the Committee shall establish its own rules and procedures that are consistent with this Charter.

9.	Limitation on Responsibility

Nothing in this Charter or in a member’s service on the Committee shall increase or be deemed to increase the liability of any member of the Board under applicable state law.

10.	Annual Review of Charter

The Committee shall review this Charter at least annually and recommend to the Board for its consideration and action revisions to this Charter, as the Committee shall deem necessary or appropriate. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

EXHIBIT B

GOVERNANCE COMMITTEE CHARTER

1.	Purpose

The Board of Directors (the “Board”) of MVB Financial Corp. (“MVB Financial”) in fulfilling its responsibility for effective board governance of MVB Financial and its subsidiaries (herein after collectively referred to as “MVB”) has duly established the Governance Committee (the “Committee”). The Committee is appointed to help assure that MVB fulfills the responsibilities effectively by: (1) helping MVB to create and maintain an appropriate board and committee structure; (2) by assessing the skills, experience, and backgrounds necessary to effectively staff MVB boards and committees; (3) by overseeing the development and updating of governance and ethics policies for MVB; (4) by leading MVB in periodic assessments of the operation of MVB boards and committees and the contributions of the members, and (5) by monitoring of the implementation of MVB governance policies and practices.

2.	Responsibilities of the Committee
a.

MVB Governance Guidelines.  Work with the Board and MVB management in developing MVB’s governance guidelines to include a periodic review process of the governance guidelines to ensure the accountability and effectiveness of MVB Boards, taking into account changes in the relevant laws and current trends in governance practices.

b.

General MVB Matters and Practices. Oversee the general company matters and practices of MVB, including recommendations of amendments to respective certificate or articles of incorporation and Bylaws, annual stockholder meeting matters (including review of any stockholder proposals), recommendations of amendments to MVB’s change in control plan, review of MVB’s Code of Conduct, Corporate Conduct Policy, Conflict of Interest and other internal policies as the Committee deems appropriate.

c.

Board Member Selection Criteria and Procedures. Develop and maintain criteria and procedures for the identification and recruitment of candidates for election to serve as directors of MVB Boards, and the establishing of qualification criteria for director candidates as set forth in the appropriate bylaws.

d.

Board Nominees.  Identify and recommend to the Board individuals qualified to become Board members, including consideration of the performance of incumbent directors in determining whether to nominate them for re-election.  The Committee shall also recommend to the Board director nominees where a vacancy is created due to death, resignation, retirement or removal of a Director, or any other such reason.

e.	Board Retirement Policy. Make recommendations on the retirement policy of Board members.
f.	Board Committee Structure. Periodically review and recommend appropriate changes to the overall and committee structure of the MVB Boards.
g.

Board Effectiveness and Composition.  Study and review with the Board the overall effectiveness of the organization of the Board and conduct of its business, and make appropriate recommendations to the Board with regard thereto on an annual basis.  The review shall include the requisite skills and characteristics of Board members as well as the composition of the Board as a whole, as well as consideration of age, diversity, experience, and skills in the context of the needs of the Board.

h.

Committee Appointments.  Review and recommend to the Board annually the directors to be selected for membership on the various Board committees, and the responsibilities, organization and membership of existing and creation of new Board committees, excluding special purpose committees established by the Board of Directors.

i.	Board Meeting Frequency. Consider the adequacy of the number of Board meetings per year.
j.

Board Leadership.  The Committee is responsible for overseeing that Board leadership is in place.  Regarding Board leadership, the Board has no policy with respect to the separation of the offices of Chair and Chief Executive Officer (CEO).  The Board believes that this issue is part of the succession planning process and that it is in the best interests of MVB for the Board to make such a determination when it annually elects its Chair or when circumstances arise that may require such action.

k.	MVB Financial Board Chair. Oversee the performance evaluation of the MVB Financial Chair and recommend annually the best candidate for election to this position.

l.

Policies and Procedures.  Review and recommend to the Board for its approval a set of MVB governance principles.  The Committee shall review and assess the adequacy of the MVB governance guidelines of MVB and recommend any proposed changes to the Board for approval.

m.	Annual Board Review. Lead the annual review process for the Board, Committees and Directors.
n.	Board Meeting Attendance Policy. Ensure adherence to the Board’s established meeting attendance policy.
o.	Other Duties. Perform such other duties and responsibilities as may be assigned to the Committee by the Board from time to time.
3.	Membership
a.

Composition of the Committee.  The Committee shall consist of no fewer than three members of the Board.  The members of the Committee shall meet the requirements of MVB Governance Guidelines and such other rules and regulations as may be appropriate.

b.	Selection of Members. The members of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.
c.	Selection of the Chair. The Chair of the Committee shall be appointed annually by the Board on the recommendation of the Governance Committee.
d.

Vacancies.  Vacancies on the Committee or in the Chair shall be filled by the Board upon recommendation of the Governance Committee at the next meeting of the Board following the occurrence of the vacancy.

e.	Removal or Replacement of Members. Members of the committee may be removed or replaced, with or without cause, by a majority vote of the Board.
4.	Meetings, Minutes, and Voting
a.

Meeting Schedule.  The Committee will meet as often as necessary to carry out its responsibilities.  The Chair, in consultation with the other members of the Committee, shall set the time, frequency and length of each meeting.

b.	Agendas. The Chair, in consultation with the other members of the Committee, shall establish the Agenda of items to be addressed at each upcoming meeting of the Committee.
c.

Quorum. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum.

d.

Procedures.  The Chair will preside at each meeting of the Committee.  The Chair shall ensure that the agenda for each upcoming meeting of the Committee is circulated to each member of the Committee as well as to each other director in advance of the meeting.  The Chair, subject to the approval of a majority of the members of the Committee, shall have the authority to change the agenda to respond to any matters that warrant attention.

e.	Voting. The Committee shall make decisions and take other actions by majority vote.
f.	Minutes. The Committee shall keep minutes of each meeting and file those minutes with the Board Secretary in a timely fashion.
5.	Report

Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting accompanied by any recommendations to the Board approved by the Committee.

6.	Advisors and Counsel; Cooperation and Reliance

The Committee shall have the resources and authority to discharge its responsibilities; and the Board shall provide appropriate funding, as determined by the Committee, in its capacity as a committee of the Board with notification to the MVB Financial CEO.

a.

Retention of Advisors and Counsel.  The Committee shall have the authority, in its sole discretion, to obtain advice and assistance from, and to retain at MVB’s expense, such independent or outside legal counsel, accounting or other advisors and experts as the Committee determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from MVB, with notification to the MVB Financial CEO.

b.

Determine Administrative Expenses.  The Committee shall have the authority to determine the level and cost of separate administrative support necessary or appropriate in carrying out its duties, with MVB bearing such costs.

c.

Required Participation of Employees.  The Committee shall have unrestricted access to MVB’s employees, independent auditors, and outside counsel and may require any employee of MVB or representative of MVB’s independent auditors or outside counsel to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors, or experts.

d.

Reliance Permitted.  The Committee may act in reliance upon other committees of the Board, management and other employees, MVB’s independent auditors, internal auditors, advisors and experts, as it deems necessary or appropriate.

7.	Evaluation of the Committee

The Committee shall, on an annual basis, evaluate its performance under this Charter.  In conducting this review, the Committee shall evaluate:

a.	Scope of Charter. Whether this Charter appropriately addresses the matters that are or should be within its scope.
b.	Quality of Committee Work. The adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board.
c.	Participation of Members and Quality of Decision Process. The manner in which issues were discussed or debated, whether all members actively participated and contributed to the work of the Committee.
d.	Length and Number of Meetings. Whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.
e.	Other Appropriate Factors. Such other factors as the Committee deems relevant to the completion of its responsibilities under this Charter.
8.	Rules and Procedures

Except as expressly set forth in this Charter or the bylaws and operating agreements of MVB Financial and its subsidiaries or MVB Governance Guidelines, or as otherwise required by law or overriding regulatory rules, the Committee shall establish its own rules and procedures that are consistent with this Charter.

9.	Limitation on Responsibility

Nothing in this Charter or in a member’s service on the Committee shall increase or be deemed to increase the liability of any member of the Board under applicable state law.

10.	Annual Review of Charter

The Committee shall review this Charter at least annually and recommend to the Board for its consideration and action revisions to this Charter, as the Committee shall deem necessary or appropriate.

EXHIBIT C

2016 ANNUAL EXECUTIVE PERFORMANCE INCENTIVE PLAN

Guidelines for Annual Awards

1.	Purpose

The purpose of the Annual Executive Performance Incentive Plan (the “Plan”) for MVB Financial Corp. (“MVB”) is to promote the interests of MVB and its shareholders by:

a.	attracting and retaining executives of outstanding ability;
b.	incentivizing such individuals, by means of performance-related goals; and
c.	enabling such individuals to participate in the growth and financial success of MVB.
2.	Plan Scope

These Guidelines cover the Plan only and do not address other compensation, benefits or other incentive plans in place at MVB.  The Plan is administered on an annual basis corresponding to MVB’s fiscal year (January-December).  At the start of each year, an updated Plan shall be submitted to MVB’s Board of Directors for approval by its Human Resources and Compensation Committee (“Committee”).  The Plan is overseen and monitored by MVB’s Human Resources Department.

3.  Plan Participation Eligibility

On an annual basis, the CEO recommends the Executives who will be eligible for the Plan (“Named Executives”), subject to final approval by MVB’s Board of Directors. Once the annual Plan is approved, each Named Executive will receive written notification and a copy of the given year’s Plan reflecting his or her requirements and potential incentive payout levels.  The CEO is eligible to participate in the plan.

MVB Team Members who participate in a commission-based incentive plan (Mortgage Loan Officers/Mortgage Loan Manager) or any other MVB incentive plan (other than the MVB Financial Corp. 2015 Stock Incentive Plan), will not be eligible for this Plan.

4.  Plan Design

The Plan has been designed using industry best practices aligned with MVB’s strategic planning and performance benchmark targets.  There are several components to the design with different criteria and weightings applied to ensure the Plan is stringent yet achievable and that it is an effective incentive to garner high performance in all areas of MVB operations.

a.	Annual Executive Incentive Plan Performance Requirements and Payout Matrix

As part of the annual review and approval of the Plan, the CEO will provide the Committee with detailed Performance Requirements and a Payout Matrix (“Plan Matrix”) which establishes for each Named Executive the given year’s performance measurements and associated weightings used to determine individual incentive compensation payouts.  The Committee shall annually establish similar detailed Performance Requirements and a Plan Matrix for the CEO.

In addition, the Plan Matrix will reflect the payout ratios based on actual performance targets and percentage breakdowns (weights) regarding the Named Executive’s portion of potential incentive which comes from overall company performance metrics and, if applicable, from the individual’s annual personal performance evaluation.

The Plan Guidelines or the Plan Matrix, once approved, cannot be changed or modified by a verbal communication or course of dealing, but only by a written communication signed by the Committee Chairman; provided, however, that the Plan Guidelines or Plan Matrix cannot be amended with respect to qualified performance-based compensation governed by Section 4(h) hereof unless such amendment complies with said Section 4(h).

b.	Key Criteria for Incentive Payout Activation

The following are set criteria that must be met fully or no incentive payout is made:

By MVB – No payout to any Named Executive will be made unless MVB’s annually established Net Income goal target is met or exceeded.

By the Individual – No payout to a Named Executive will be made unless these two requirements are met:

•	Receive a “3- Meets Expectations” rating (on a 1 to 5 scale) on her or his personal performance plan (3P) for the Plan year, AND
•	Complete his or her established education plan for the given year.
c.	Net Income Incentive Percentages and Targeted Requirements

MVB’s net income for the year will be the basis for determining the overall incentive payout levels based on the following scale:

Performance Level Against Net Income Goal	Payout as Percent (%) of Target Incentive Opportunity
100%	0%
125%	25%
150%	50%
200%	100%

The applicable percentage will be indicated in the Plan Matrix to be reviewed and recommended by the Committee with final approval by the MVB Board of Directors and be calculated on a prorated basis.

The following provisions govern how the net income goal is established and used:

i.      The net income target value will be established as part of the annual strategic planning and performance benchmark activity.  The MVB Board of Directors gives final approval to the pending year’s net income goal, which becomes the net income target goal for the Plan.

ii.     The net income goal for the calendar year may be further adjusted to reflect extraordinary events or circumstances affecting MVB or its business, which render such a goal unattainable.

iii.    As shown in the above table, reaching 100% or falling short of the net income goal will result in no incentive payout for any Named Executive.

d.	Plan Governance & Authorization

The following provisions cover how the Plan and Plan Matrix will be governed and implemented:

i.      MVB Board of Directors may, at their sole discretion, waive, change or amend the Plan and the as it deems appropriate; provided, however, that the Committee shall have the sole discretion to amend this Plan with respect to “performance-based compensation” under Section 4(h) hereof, and no amendment of the Plan with respect to performance-based compensation shall be effective until approved by the shareholders of MVB.

ii.     The Committee, working on behalf of the MVB Board of Directors, will clarify, interpret and resolve any ambiguity as to the meaning of any terms or provisions of this Plan or annual Plan Matrix or any questions as to the correct interpretation of any information contained therein, all of which will be final and binding.

iii.    By participating in the Plan under these Guidelines, each Named Executive agrees that such decisions, rulings and interpretations will be final and that each Named Executive will be bound by them.  Each Named Executive further agrees that if and when any circumstances arise relating to these Guidelines which are not covered by this description of the Plan, the Named Executive will be bound by the recommended decision, ruling or interpretation of the Committee.

iv.     Payment of any cash incentive under these Guidelines to any Named Executive covered is conditioned upon the written certification of the Committee that the performance goals and any other material conditions applicable to such award were satisfied.

v.      Once the annual net income has been determined and finalized for the year, the gain share (or the difference between actual net income and target net income established by the Committee) will be split as follows:

60% of gain share retained by MVB, and

40% of gain share set aside to fund MVB’s 3 performance incentive plans (Sr. Executive,Jr. Executive, and Corporate).

This 40% portion will be divided as follows among the 3 performance incentive plans:

70% to the Sr. Executive and Jr. Executive Plans

30% to the Corporate Plan.

vi.    The Committee will retain the discretion to decrease, but not increase, the amount of any cash incentive otherwise payable to any Named Executive in accordance with the applicable performance formula described above.

e.	Performance Benchmarks Development & Use

A set of performance measurements, beyond the net income goal, will be used in the Plan.  The final performance metric and its targeted value for the given year Plan will be found on the Plan Matrix.  Each Named Executive will have a series of selected performance metrics designated as part of his or her performance criteria to reach or exceed during the Plan year.  For each such performance metric, a weight will be assigned to equal 100% across the total metrics determined for the Named Executive.  The following are the prime performance metrics deployed in the Plan Matrix (subject to change from year to year):

Net Income	Core Deposits (Net Growth)
Efficiency Ratio	Net Interest Margin
Loan Concentration

f.	Allocation of Performance Payout Weights between Performance Metrics and Personal Performance

Four incentive percentage split tiers will be used based upon job position levels within MVB.  The Plan Matrix will indicate the designated tier for each Named Executive.  The tier weighting ratios will be used in calculating the incentive payouts as follows:

Incentive Tier	Performance Metric(PM)/Personal Performance (PP)Weighting
1	60% PM - 40% PP
2	80% PM - 20% PP
3	90% PM - 10% PP
4	100% PM Bank*

                                           *Subject to additional Plan guidelines set forth below.

g.	Payment and Tax Considerations

The following are considerations regarding payment and associated taxes based on the Plan design:

i.      Awards will be paid in a separate payroll before the end of the first quarter following the Plan Year or as soon as possible after the annual audit or certification of the year-end financial statement is complete.

ii.     All award payments under these Guidelines are considered supplemental pay and will be taxed as such.  Appropriate withholding and deductions will be taken from such payments.  Percentages will be rounded to the nearest 1/10 of a percent (for example, 10.3%) and the total amount of award will be rounded up to the nearest whole dollar.

iii.     The amount of a Named Executive’s earnings for the calendar year which have actually been paid to the Named Executive will be used in determining the amount of incentive payout calculation.  This calculation excludes the salary elements for any award payments issued during the calendar year.

h.	Qualified Performance-Based Awards

i.      This Section 4(h) is intended to qualify any compensation paid under the Plan to Covered Employees (as hereinafter defined) as “qualified performance-based compensation” within the meaning of Treasury Regulation section 1.162-27(e)(1).  Accordingly, the provisions of this Section 4(h) shall apply to awards made under this Plan to Covered Employees, notwithstanding any provision or term of this Plan to the contrary, and with respect to Covered Employees, any provision hereof that conflicts with this Section 4(h) shall be null and void and of no force and effect when applied to such persons.  To the extent that the provisions of this Plan do not conflict with this Section 4(h), they will govern the treatment of awards under this Plan, including with respect to Covered Employees.

ii.     For purposes of Section 4(h), the following definitions shall apply:

a.	Covered Employee. The term “Covered Employee” means an employee of MVB who is a “Covered Employee” within the meaning of Section 162(m) of the Code.
b.

Performance-Based Award.  The term “Performance-Based Award” means any award granted pursuant to this Plan that is granted to a Covered Employee that is intended to qualify as “performance-based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder

c.

Performance Criteria.  The term “Performance Criteria” means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Committee, including, but not limited to, the MVB or a unit, division, group, or Subsidiary of MVB) that will be used to establish Performance Goals are limited to the following: total shareholder return, earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the stock of MVB, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of stock of MVB, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing MVB’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from MVB’s U.S. GAAP results.

d.

Performance Cycle.  The term “Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of an award, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than twelve (12) months.

e.	Performance Goals. The term “Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Committee for a Performance Cycle based upon the Performance Criteria.

iii.     Before becoming effective, this Plan shall be approved by the shareholders of MVB.

iv.    The Committee shall designate any award payable to a Covered Employee under this Plan as a Performance-Based Award, provided that said Performance-Based Award shall be payable only upon the attainment of Performance Goals that are established by the Committee and related to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee.  The Committee shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of the overall performance of MVB or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.  The Committee may use the performance benchmarks and Plan Matrix of Sections 4(c), (e), and (f) of the Plan, provided that the use of such performance benchmarks and Plan Matrix complies with the provisions of this Section 4(h).

v.     With respect to each Performance-Based Award granted to a Covered Employee, the Committee shall select, within the first ninety (90) days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Performance-Based Award). Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Committee may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

vi.     Following the completion of a Performance Cycle, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the Performance-Based Awards earned for the Performance Cycle for each Covered Employee.

vii.    Notwithstanding any statement or provision in this Plan to the contrary, and irrespective of what amount of incentive compensation the formulas and provisions of this Plan would otherwise require to be paid to a Covered Employee, the maximum Performance-Based Award payable to any one Covered Employee under the Plan for a calendar year is $1,000,000.

5.	Final Payout Eligibility Requirements

The following are conditions which regulate the payout of any incentive compensation:

a.	A Named Executive must be classified as a regular and full-time employee for the entire calendar year and be of active status in order to receive payment.
b.

A Named Executive must be hired and on the active payroll as full-time as of the first business day after October 1 of the applicable calendar year in order to participate during that calendar year and will be paid at a prorated payout amount.

c.

If a Named Executive, who was previously eligible for another MVB-based incentive plan, is promoted to a position eligible for the Plan, he or she will be eligible for a prorated payout based on both plans’ criteria.

d.

A Named Executive on leave of absence, regardless of type, will receive the incentive payment only upon return to regular, full-time, active status; provided, however, that Named Executive on military leave will be issued payment at the time incentive checks are issued even if they have not returned to regular, full-time, active status at that time.

6.	Additional Plan Payout Conditions
a.

In the event of major economic changes, catastrophic events, or any other circumstances not contemplated by MVB (but subject to the rules described above relating to Qualified Performance-Based Awards), the MVB Board of Directors, working through its Human Resources and Compensation Committee, reserves the right to alter, amend or terminate these Guidelines and any awards hereunder.

b.

In the event MVB restates its financial results within twelve (12) months of the payment of an award under these Guidelines due to material non-compliance with any financial reporting requirements of the federal securities laws as a result of a Named Executive’s intentional “misconduct” (as determined by the members of the MVB), the Named Executive will reimburse MVB the difference between the amount of the award actually awarded and the amount of the award such an executive officer would have received had the amount of the award been calculated based on the restated financial statements.

c.

The altering, inflating, and/or inappropriate manipulation of performance/financial results or any other infraction of recognized ethical business standards, will subject the Named Executive to disciplinary action up to and including termination of employment. In addition, any award as provided by the Plan to which the Named Executive would otherwise be entitled will be revoked.

d.	A Named Executive who has willfully engaged in any activity injurious to MVB will forfeit any award earned during the award period in which the activity occurred.
e.

Regarding acquisitions/mergers, end of year goals or expenses will not be adjusted.  MVB will not gain net income credit nor will deduct the cost of the acquisition/merger from expenses before final payout is made.

7.	Employment Status Changes and Retirement
a.

Except as set forth below, a Named Executive whose employment with MVB ends for any reason, other than death, prior to the issuance of incentive, will forfeit any incentive he or she otherwise would have been entitled to receive.

b.

A Named Executive who dies or whose employment ends due to disability or retirement after the end of the calendar year, but before the issuance of the incentive, will not forfeit the incentive which the Named Executive would have otherwise been entitled to receive.

c.

A Named Executive who dies or whose employment ends due to disability during a calendar year will participate on a prorated basis in the incentive program based upon the number of weeks of employment with MVB during such year.

d.

A Named Executive whose employment ends due to retirement during a calendar year will participate on a prorated basis in the incentive program based upon the number of weeks of employment with MVB during such calendar year provided that the Named Executive’s term of employment is at least one-half of the calendar year.

e.	A Named Executive who terminates employment due to retirement in the first half of the calendar year will not receive any incentive amounts pursuant to these Guidelines for such calendar year.
f.	These Guidelines do not in any manner restrict the right of MVB or the Named Executive to end employment at any time, for any reason, with or without cause.

. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 a.m., Eastern Standard Time, on May 16, 2016. Vote by Internet • Go to www.investorvote.com/MVBF • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: + For Withhold For Withhold 01 – H. Edward Dean, III 02 – J. Christopher Pallotta For Against Abstain ForAgainst Abstain 2. To approve a non-binding advisory proposal on the compensation of the Named Executive Officers. 3. To act upon a proposal to approve the 2016 Annual Executive Performance Incentive Plan for the executive officers of MVB. 4. To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the year 2016. 5. Any other business which may properly be brought before the meeting or any adjournment thereof. B Non-Voting Items Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + 1 U P X 02C22B Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — MVB Financial Corp. Notice of 2016 Annual Meeting of Shareholders MVB Bank office 400 Washington St., East - Charleston, WV 25301 Proxy Solicited by Board of Directors for Annual Meeting — May 17, 2016 KNOW ALL PERSONS BY THESE PRESENTS, That the undersigned shareholder(s) of MVB Financial Corp. (“MVB”), Fairmont, West Virginia, does (do) hereby nominate, constitute and appoint Lisa J. McCormick and Brian Mostellar or any of them, with full power to act as my (our) true and lawful attorney with full power of substitution for me (us) to vote all the Common Stock of MVB standing in my (our) name on its books at the close of business on March 28, 2016, at the Annual Meeting of Shareholders of MVB to be held at the MVB Bank office, 400 Washington St., East - Charleston, WV on May 17, 2016, at 10:00 a.m., and at any and all adjournments of said meeting, with all the powers the undersigned would possess if personally present, as follows: Lisa McCormick, Brian Mostellar, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of MVB Financial Corp. to be held on May 17, 2016 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as indicated by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR Proposal 1, Election of Directors, FOR Proposal 2, To approve a non-binding advisory proposal on the compensation of the Named Executive Officers, FOR Proposal 3, To act upon a proposal to approve the 2016 Annual Executive Performance Incentive Plan for the executive officers of MVB and FOR Proposal 4, To ratify the appointment of Dixon Hughes Goodman, LLP as the independent registered accounting firm for MVB for the year 2016. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)